UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PSEG

POWERING PROGRESS

Notice of Annual Meeting
April 19, 2022 – 1 P.M. ET
Virtual Only

PROXY STATEMENT 2022

AWARDS & RECOGNITION

2021-2022

Apr. Best Employers for Diversity 2021
Forbes

May. Public Company Board of the Year
National Association of Corporate Directors, NJ Chapter

Jun. Best Companies for Multicultural Women 2021
Seramount

Nov. Best Employers for Veterans 2021
Forbes

Nov. Dow Jones Sustainability Index - North America, 14th consecutive year
Dow Jones

Nov. 2021 ReliabilityOne® Award for Outstanding Reliability Performance in the Mid-Atlantic Metropolitan Service Area, 20th consecutive year
PA Consulting

Dec. 2021 Customer Champion
Escalent

Dec. Top 250 Best-Managed Companies of 2021
Wall Street Journal

Dec. America's Most Responsible Companies 2022
Newsweek

Jan. The JUST 100, America's Most JUST Companies 2022
JUST Capital and CNBC

Jan. Bloomberg Gender-Equality Index 2022
Bloomberg

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT OF PSEG

The Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (the “Company”) will be held on Tuesday, April 19, 2022, at 1:00 p.m. Eastern Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and other meeting participants, the Annual Meeting will be held in a virtual only format via live webcast on the internet. You will not be able to attend the Annual Meeting in person. However, stockholders of record as of the close of business on February 18, 2022 will be able to attend, vote, and submit questions during the virtual meeting by registering at: register.proxypush.com/peg

DATE

April 19, 2022

at 1:00 P.M., Eastern Time

VIRTUAL MEETING

To attend the meeting

register at: register.proxypush.com/peg

Scan this QR code to

access the 2022 PSEG

Proxy Statement and 2021

Annual Report on your

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RECORD DATE

Stockholders entitled to

vote at the Annual Meeting are the holders of common

stock of record on

February 18, 2022

You are encouraged to vote your shares in advance of the Annual Meeting for the following items:

1. Elect eleven members of the Board of Directors (Board) to hold office until the Annual Meeting of Stockholders in 2023, or until each director’s respective successor is elected and qualified;

2. Approve on an advisory basis, our executive compensation;

3. Ratify the appointment of Deloitte & Touche LLP (Deloitte) as independent auditor for 2022; and

4. Transact any other business that is properly presented at the meeting.

By order of the Board of Directors,

Justin B. Incardone

Secretary

March 10, 2022

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM PROMPTLY. YOU MAY ALSO VOTE VIA THE INTERNET OR BY TELEPHONE. PLEASE USE THE INTERNET ADDRESS OR TOLL-FREE NUMBER SHOWN ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.

IF YOU HAVE MULTIPLE ACCOUNTS, YOU MAY RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION FORM AND RELATED MATERIALS. PLEASE VOTE EACH PROXY CARD AND VOTING INSTRUCTION FORM THAT YOU RECEIVE. THANK YOU FOR VOTING.

Voting Methods for Stockholders

MAIL EQ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
INTERNET/MOBILE www.proxypush.com/peg	PHONE 1-866-883-3382 (toll-free)

Please vote on these items:

PROPOSAL		PROPOSAL		PROPOSAL
1	Election of Directors	2	Advisory Vote on the Approval of Executive Compensation	3	Ratification of the Appointment of Independent Auditor

To Submit Proposals for the 2023 Annual Meeting

FINAL DATE November 10, 2022 (last day for receipt by us)	CONTACT Office of the Corporate Secretary, PSEG 80 Park Plaza, T4B, Newark, NJ 07102

For shares held by a bank or broker, including those in the various stockholder and employee plans that we offer, please follow the voting instructions from your bank, broker or plan administrator. For more information, see pages 79-83.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 19, 2022.

The Proxy Statement and Annual Report to Stockholders are available at www.pseg.com/annualmeeting

The approximate date on which this Proxy Statement and the accompanying proxy card were first sent or given to security holders and made available electronically via the Internet was March 10, 2022.

Public Service Enterprise Group Incorporated (we, us, our, PSEG or the Company) is distributing this Proxy Statement to solicit proxies in connection with our 2022 Annual Meeting of Stockholders.

Future Electronic Delivery

You can help us and the environment by choosing to receive future proxy statements and related documents such as the Annual Report and Form 10-K by electronic delivery. You may sign up for future electronic delivery at the website below, depending on the nature of your ownership. Please note that these are not the same sites to use for voting. For further information about how to vote, see the Notice of Annual Meeting of Stockholders and page 82.

•   If you are a stockholder of record, please go to www.proxyconsent.com/peg

•   For shares held in Employee Benefit Plans, please go to www.proxyconsent.com/peg

•   If your shares are held by a bank or broker, please go to https://enroll.icsdelivery.com/peg

PSEG 2022 Proxy Statement    i

Forward-Looking Statements

The statements contained in this Proxy Statement that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC) and available on our website: https://investor.pseg.com/financial-information/sec-filings. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this Proxy Statement apply only as of the date hereof. We specifically disclaim any obligation to update these forward-looking statements unless required by applicable securities laws. Information on our website should not be deemed incorporated into, or as a part of, this report.

ii    PSEG 2022 Proxy Statement

Proxy Statement Summary

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting.

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

At the Annual Meeting, you will be asked to vote on the following three proposals. It is our recommendation that you vote in favor of all three.

Proposal		Board Recommendation	Page Reference

1.	Election of Directors	FOR	7

2.	Advisory Vote on the Approval of Executive Compensation	FOR	42

3.	Ratification of the Appointment of Deloitte as Independent Auditor for 2022	FOR	76

Ensuring that our Board has the optimal balance of skills, viewpoints, perspectives and experiences is a top priority of the Board and the Corporate Governance Committee. The nominees you are being asked to vote for are a diverse group of highly qualified leaders with a broad range of business, industry, academic and public service experience. Our Board nominees also reflect our commitment to diversity.

For additional information about the diversity, experience, skills and qualifications of each individual nominee, please see the charts on page 3 and pages 7-9 and biographical data on pages 11-16.

Following the 2022 Annual Meeting, Shirley Ann Jackson will be concluding her distinguished service on our Board. Dr. Jackson is an accomplished scientist, with an array of executive, governmental, scientific and academic experience including from her years as president of Rensselaer Polytechnic Institute and chairperson of the U.S. Nuclear Regulatory Commission. Among her many awards, Dr. Jackson has received the National Medal of Science, the nation’s highest honor in science and engineering. Since 2001, she has brought these valuable experiences and talents to the PSEG Board. The Board wishes to thank Dr. Jackson for her many years of dedicated service.

PSEG 2022 Proxy Statement    1

Proxy Statement Summary

WHAT’S NEW?

This year we have expanded our discussion of the following sections:

•	Our Approach to Sustainability - transition to predominantly regulated utility with strong ESG focus and Net-Zero 2030 accelerated climate goal, see page 27.

•	Our Environmental Priorities - including completed divestiture of 6,750 MW fossil generating portfolio, see pages 28-29.

•	Our Social Priorities - including PSEG Foundation & Corporate Responsibility, see pages 29-30.

•	Human Capital Management - Health & Safety, Diversity, Equity and Inclusion, Employee Engagement, and Talent Attraction and Development, see pages 30-34.

•	How our Directors are Compensated, see pages 40-41.

•	2022 Executive Compensation - ESG metrics in both SMICP and LTIP, see pages 54-55.

OUR DIRECTOR NOMINEES*

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships

Ralph Izzo	64	2006	Chairman of the Board, President and Chief Executive Officer (CEO) of PSEG		E (Chair)

Susan Tomasky Lead Director	69	2012	Retired President – AEP Transmission of American Electric Power Corporation	●	A (Chair), CG, E, O

Willie A. Deese	66	2016	Retired Executive Vice President (EVP) of Merck & Co. Inc.	●	A, CG (Chair), O

Jamie M. Gentoso	45	2022	Global Head of Solutions & Products Business Unit, Holcim	●

David Lilley	75	2009	Retired Chairman of the Board, President and CEO of Cytec Industries, Inc.	●	A, E, F, O (Chair)

Barry H. Ostrowsky	71	2018	President and CEO of RWJBarnabas Health, Inc.	●	A, F, O

Valerie A. Smith	66	2022	President of Swarthmore College	●

Scott G. Stephenson	64	2020	Chairman of the Board, President and CEO, Verisk Analytics, Inc.	●	F, IO

Laura A. Sugg	61	2019	Retired President – Australasia Division of ConocoPhillips Corporation	●	A, CG, IO (Chair)

John P. Surma	67	2019	Retired Chairman and CEO, United States Steel Corporation	●	CG, IO, O

Alfred W. Zollar	67	2012	Retired General Manager – Tivoli Software Division of IBM Corporation	●	A, F (Chair), IO

A=Audit  CG=Corporate Governance  E=Executive  F=Finance  IO=Industrial Operations  O=Organization and Compensation

*	Committee Chair and member positions are indicated as of the date of this Proxy Statement. If elected, the nominees’ positions will change as follows:

Ms. Tomasky will serve as the Lead Director and Mr. Ostrowksy will succeed Ms.Tomasky as Chair of the Audit Committee.

Mr. Surma will succeed Mr. Lilley as the Chair of the Organization and Compensation Committee.

Mr. Stephenson will succeed Mr. Zollar as the Chair of the Finance Committee.

Ms. Smith will serve as a member of the Corporate Governance Committee and a member of the Organization and Compensation Committee.

Ms. Gentoso will serve as a member of the Finance Committee and a member of the Industrial Operations Committee.

Mr. Zollar will serve as a member of the Executive Committee.

2    PSEG 2022 Proxy Statement

Proxy Statement Summary

GOVERNANCE HIGHLIGHTS FOR DIRECTOR NOMINEES

PSEG is committed to strong corporate governance practices, as we recognize that they contribute to long-term stockholder value. For additional information on our corporate governance, see the section under Proposal 1: Election of Directors beginning on page 7.

Governance Best Practices

•  Annual election of all directors

•  Majority voting for directors with a director resignation policy

•  Stockholders’ right to call special meetings

•  Proxy access

•  No poison pill

•  Independent board (all but CEO)

•  Strong independent Lead Director with clear duties

•  Regular executive sessions of independent directors

•  Regular engagement with investors

•  Board oversight of sustainability, climate change, cybersecurity, and human capital management (including diversity, equity, and inclusion)

•  Diverse directors’ skills, qualifications, gender, race and ethnicity (55% women and/or racially/ethnically diverse; Corporate Governance Committee is over 75% gender and/or racially/ethnically diverse)

•  Robust stock ownership requirements for directors and executives

•  Succession planning for CEO and key executives

•  Annual disclosure of political engagement activities

PSEG Value Proposition

We are a primarily regulated utility and contracted energy business with carbon-free generation and infrastructure investment with a strong set of growth opportunities. Our company is focused on a clean energy future, powered by a diverse, dedicated and highly skilled workforce. Our business approach focuses on operational excellence, financial strength and disciplined investment.

PSEG 2022 Proxy Statement    3

Proxy Statement Summary

2021 PERFORMANCE SNAPSHOT

The charts below compare the relative contributions to earnings of Public Service Electric and Gas Company (PSE&G) and PSEG Power LLC (PSEG Power or Power) over the past five years and show our earnings growth in those years. Our financial highlights are presented below. Over the past few years, our investments have altered our business mix to reflect a higher percentage of earnings contribution by PSE&G, which improves the sustainability and predictability of our earnings and cash flows and provides more financial flexibility. The sale of the 6,750 MW fossil generating portfolio has further altered our business mix, resulting in an even higher percentage of earnings contribution by PSE&G going forward. You can find a more comprehensive discussion of our 2021 business and financial performance in our 2021 Form 10-K.

See Appendix A for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

Financial Highlights

Dollars in Millions, except per share amounts	2021	2020

Operating Revenues	9,722	9,603

Net Income (Loss)	(648)	1,905

Operating Earnings	1,853	1,741

Total Assets	48,999	50,050

Earnings Per Share (EPS) – Diluted

Net Income (Loss)*	(1.29)	3.76

Operating Earnings	3.65	3.43

Dividends Paid per Share	2.04	1.96

Market Price per Share – Year-end	66.73	58.30

*Approximately 3 million potentially dilutive shares were excluded from total shares used to calculate the diluted loss per share for the year ended December 31, 2021 as their impact was antidilutive.

4    PSEG 2022 Proxy Statement

Proxy Statement Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

SAY ON PAY Stockholders continued to show strong support for our executive compensation programs, with 93.7% of the votes cast for the approval of the “say on pay” proposal at our 2021 Annual Meeting.	93.7% Approval in 2021

The following are some highlights of our executive compensation program. Our executive compensation program is benchmarked against our peers and helps us recruit and retain top talent. It closely links pay to performance in order to align our leadership team’s interests with stockholders’ interests. Our incentives put a significant portion of our executives’ pay at risk based on performance.

Our independent compensation consultant, Compensation Advisory Partners LLC (CAP), provides executive compensation services to the Board.

Key Components	Type	Rationale

Base salary	Fixed	Experience, performance and competitive market.

Annual cash incentive under our Senior Management Incentive Compensation Plan (SMICP)	Variable performance-based	Emphasis on Operating EPS (non-GAAP) as the corporate financial objective and business unit financial performance, as well as additional operational and strategic metrics. Payment opportunity from zero to 200% of target percentage of salary.

Equity-based incentive awards under our Long-Term Incentive Plan (LTIP), consisting of performance share units (PSUs) and restricted stock units (RSUs)	Variable performance-based

PSUs (70% for the Named Executive Officers (NEOs)) are measured over a three-year period based equally upon Total Shareholder Return (TSR) and Return on Invested Capital (ROIC) vs. peers with the opportunity to earn between zero and 200% of target.

RSUs (30% for the NEOs) cliff vest at the end of three years, unless retirement eligible, when RSUs vest one-twelfth per month over one year. All of our NEOs are retirement eligible.

Retirement and post-employment benefits		Assist in attracting and retaining our executives and provide a competitive benefits package to our employees.

PSEG 2022 Proxy Statement    5

Proxy Statement Summary

Executive Pay Mix

For 2021, the target annual and long-term incentive pay for our CEO and other NEOs as a group was 89% and 76%, respectively, of target Total Direct Compensation.

2021 TARGET COMPENSATION SUMMARY

Executive	Base Salary ($)	Annual Incentive	Target Total Cash ($)	Long-Term Incentive ($)		Target Total Compensation ($)
				PSUs	RSUs
Ralph Izzo	1,421,400	140%	3,411,360	6,370,040	2,730,025	12,511,425
Daniel J. Cregg	714,300	75%	1,250,025	1,225,018	525,027	3,000,070
Ralph A. LaRossa	810,700	90%	1,540,330	1,680,058	720,029	3,940,417
Tamara L. Linde	657,800	75%	1,151,150	910,015	390,004	2,451,169
David M. Daly	600,000	75%	1,050,000	952,020	408,026	2,410,046

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Overview of Board Nominees – Diversity of Skills, Qualifications and Experience

OVERVIEW OF BOARD NOMINEES

You are being asked to vote on the election of eleven directors.

Our Corporate Governance Principles (Governance Principles) place great emphasis on diversity that utilizes a broad meaning to include a balance of factors such as race, ethnicity, gender, background, experience, leadership positions, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits desirable for achieving an appropriate group of qualified individuals.

Our Board is composed of the right mix of skills and backgrounds to enable us to achieve our strategic goals. Each director elected at the Annual Meeting is elected to serve a one-year term. Our Corporate Governance Committee evaluated the nominees and recommended them to the full Board, which approved their nomination.

Vote required: A director will be elected if the number of shares voted FOR that director exceeds the number of shares voted AGAINST that director, not counting abstentions and votes withheld or for which no instructions are given. See Majority Voting for Election of Directors on page 81.

Diversity of Skills, Qualifications and Experience

* See page 20 for “audit committee financial expert” information as defined under the Sarbanes-Oxley Act of 2002 and the rules of the SEC.

PSEG 2022 Proxy Statement    7

Overview of Board Nominees – Gender, Racial and Ethnic Diversity

Gender, Racial and Ethnic Diversity

We value diversity of gender, race and ethnicity in our multifaceted Board selection process. Our Board includes four women and three racially/ethnically diverse directors. Our current director(s) search process includes emphasis on the candidates’ diversity characteristics.

➢  75% of Corporate Governance Committee members are either women and/or racially/ethnically diverse

Gender, Racial and Ethnic Diversity

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Overview of Board Nominees – Director Independence

Director Independence

The Board consists of a majority of independent directors, as required by our Governance Principles and the New York Stock Exchange (NYSE). The Governance Principles define our standards for director independence. The Corporate Governance Committee annually assesses the independence of each director and makes recommendations to the Board. For a director to be independent, the Board must affirmatively determine that the director has no material relationship with the Company other than service as a director.

The Board has determined that all of the current directors and nominees for election are independent except Ralph Izzo, our Chairman of the Board, President and CEO. These determinations were based upon the responses submitted by each director to questionnaires, business records, publicly available information and applicable SEC and NYSE requirements. Other than the payments reported in this Proxy Statement in the Director Compensation Table, none of our directors have or will receive any compensation or have entered into any golden leash arrangements in connection with their service on our Board.

Independence of our Board Members
Board Refreshment and Tenure

Refreshing our Board is important to provide new perspectives and ideas while ensuring sufficient experience and institutional knowledge. This mix helps mitigate risk. We replenish or add new needed skills and experience and refresh Board committees through rotation of chairs and memberships.

The Corporate Governance Committee considers upcoming retirements in order to replenish needed skills. It also considers the Board’s average tenure. Upon election of the nominees at this Annual Meeting, the average tenure of the members of our Board for their current term of service will be approximately 6 years. In the past four years, we have added six new directors to our Board. Upon the election of the nominees presented in this Proxy Statement, the tenure of our directors will be balanced across a spectrum of experience on our Board.

Mandatory Retirement at 75

Our independent directors may not serve beyond the Annual Meeting of Stockholders held in the calendar year following their seventy-fifth birthday. This allows us to benefit from long-serving directors’ industry expertise, institutional knowledge and continuity, while maintaining our ability to refresh our Board through the addition of new members.

Director Tenure 6 new directors added in the last 4 years, bringing fresh perspectives to the Board

PSEG 2022 Proxy Statement    9

Overview of Board Nominees – Board Membership Selection

Board Membership Selection

The selection of qualified, engaged directors with diverse skills and viewpoints is critical to our success and to the long-term interests of our stockholders. The Corporate Governance Committee considers the mix of qualifications of Board members, evaluates prospective nominees and recommends candidates to the Board. Over the course of the past few years, potential candidates were identified through a mix of Board and third party referrals and research, including Valerie A. Smith and Jamie M. Gentoso, who were nominated by the Board for election at the 2022 Annual Meeting. The Board’s evaluation is focused on the strategic needs of the Company and the composition of the Board. Our current director(s) search process includes emphasis on the candidates’ diversity characteristics.

Board Selection Criteria and Qualifications

DIVERSITY OF SKILLS, EXPERIENCE, GENDER, RACE AND ETHNICITY. The Corporate Governance Committee considers the need for diversity in background, experience, leadership positions, skills, accomplishments, financial expertise, professional interests, personal qualities, gender, race and ethnicity as well as other traits desirable for an optimal combination of qualified individuals.

TIME TO DEVOTE TO BOARD SERVICE. The Corporate Governance Committee also considers the amount of time that a candidate will likely have to devote to the duties required of a director.

REVIEW OF POTENTIAL CONFLICTS. Prior to a director accepting an invitation to serve as a director of another company, the Corporate Governance Committee reviews potential conflicts. The Corporate Governance Committee also reviews the relevant details of any new position of a director and determines the continued appropriateness of Board membership.

INDEPENDENCE. A majority of the Board must consist of independent directors in accordance with our Governance Principles and NYSE requirements.

NOMINEES FOR DIRECTOR

Set forth on the following pages is important information about our director nominees.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES BELOW.

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Biographical Information

RALPH IZZO Chairman of the Board, President and CEO, PSEG Age: 64 Director since: 2006	SUSAN TOMASKY Independent Lead Director*, PSEG Retired President, AEP Transmission of American Electric Power Corporation Age: 69 Director since: 2012
Committees Executive (Chair)	Committees Audit (Chair), Corporate Governance, Executive, Organization and Compensation
Current Public Company Directorships Bank of New York Mellon	Current Public Company Directorships Marathon Petroleum Corporation; Fidelity Equity and High Income Mutual Funds
Prior Public Company Directorships The Williams Companies, Inc.	Prior Public Company Directorships Andeavor Corporation; Summit Midstream Partners, LP.

Experience

Chairman of the Board, President and CEO of PSEG since April 2007 and Chair of the Executive Committee. A member of the PSEG Board since 2006.

Director of PSE&G, PSEG Power, and Energy Holdings since October 2006. Director of Services since December 2003.

President and Chief Operating Officer (COO) of PSEG from October 2006 to April 2007. President and COO of PSE&G from October 2003 to October 2006.

Experience

Director of PSE&G since April 2020.

Member of the Advisory Board of certain Fidelity funds from February 2020 to June 2020. President, AEP Transmission of American Electric Power Corporation (AEP), Columbus, Ohio, an electric utility holding company with generation, transmission and distribution businesses, from May 2008 to July 2011, and held Executive positions with AEP from July 1998 to May 2008, including EVP, CFO and General Counsel. General Counsel of the U.S. Federal Energy Regulatory Commission (FERC) from March 1993 to June 1997.

Reasons for Nomination

•  Extensive senior leadership experience in operational excellence, strategic planning, finance and risk management as our Chairman of the Board, President and CEO.

•  Thorough understanding of the challenges and opportunities of our evolving industry.

•  In-depth knowledge of PSEG’s strengths, challenges, opportunities, risks and corporate culture.

•  Deep understanding of managing the technical and scientific issues our Company faces from his background as a research physicist.

•  Experience in energy policy, active advocacy and recognized thought leader with respect to climate change and other ESG matters.

Reasons for Nomination

•  Broad electric industry executive experience from key leadership positions involving transmission operations, services and governance at one of the largest utility holding companies in the United States.

•  In-depth knowledge of industry financial and legal matters acquired as CFO and General Counsel at AEP.

•  Highly valuable experience in oversight of regulated business, science and environmental matters gained as General Counsel of FERC.

•  Deep knowledge of and valuable perspective on utility management, finance, law, risk management and governmental regulation.

* Effective upon election

PSEG 2022 Proxy Statement    11

Biographical Information

WILLIE A. DEESE Retired EVP, Merck & Co. Inc. and President, Merck Manufacturing Division Age: 66 Director since: 2016	JAMIE M. GENTOSO Global Head of Solutions & Products Business Unit, Holcim Age: 45 Director since: 2022
Committees Audit, Corporate Governance (Chair), Organization and Compensation	Committees* Finance, Industrial Operations
Current Public Company Directorships CDK Global, Inc.; Dentsply Sirona USA; G1 Therapeutics	Current Public Company Directorships None
Prior Public Company Directorships None	Prior Public Company Directorships None

Experience

EVP of Merck & Co. Inc., Kenilworth, New Jersey, which develops, manufactures and distributes pharmaceuticals, from January 2008 until June 2016, President of Merck Manufacturing Division from 2005 until 2008, and Senior Vice President of Global Procurement at Merck from 2004 to 2005.

Prior to that, Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline, a pharmaceutical company.

Experience

Global Head of Solutions & Products Business Unit and Executive Committee member at Holcim, a Swiss multinational company that manufactures building materials, since March 2021. Previously, Chief Executive Officer of the US Cement Operations for LafargeHolcim, part of the Holcim Group, from May 2018 to February 2021. Vice President of Sales and Marketing, Construction Specialties, from September 2017 to May 2018, and various leadership positions at Sika Corporation US, from March 2007 to August 2017.

Reasons for Nomination

•  Significant regulatory, manufacturing and procurement experience gained through his service as EVP of Merck & Co., President of Merck Manufacturing Division and Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline.

•  Thorough understanding of the many regulatory requirements our Company faces gained through extensive leadership experience in a highly regulated industry.

•  Deep knowledge of manufacturing and technology contributes to strong oversight of our operations and overall cost effectiveness.

Reasons for Nomination

•  Extensive experience in engineering, science and operations, including responsibility for all cement product lines as CEO for the US cement affiliate of Holcim.

•  Valuable managerial experience and oversight of operational excellence, customer satisfaction, and human capital management.

•  Broad knowledge of sales and marketing and product management acquired during her 20+ year career in construction and construction materials.

•  Valuable experience gained in executive positions in industry addressing climate and sustainability, as well as from advocacy for climate and sustainability through various advisory positions at industry organizations.

•  Leader of multi-billion dollar international business with extensive strategic transactions experience.

* Effective upon election

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Biographical Information

DAVID LILLEY Retired Chairman of the Board, President and CEO, Cytec Industries, Inc. Age: 75 Director since: 2009	BARRY H. OSTROWSKY President and CEO, RWJBarnabas Health Age: 71 Director since: 2018
Committees Audit, Executive, Finance, Organization and Compensation (Chair)	Committees Audit, Finance, Organization and Compensation
Current Public Company Directorships None	Current Public Company Directorships None
Prior Public Company Directorships Rockwell Collins, Inc.; Andeavor Corporation; Arch Chemicals, Inc.	Prior Public Company Directorships None

Experience

Director of PSE&G since April 2020.

Chairman of the Board, President and CEO of Cytec Industries, Inc., Woodland Park, New Jersey, a global specialty chemicals and materials company, from January 1999 until December 2008, President and CEO from May 1998 to January 1999, and President and COO from January 1997 to May 1998.

Experience

President and CEO of RWJBarnabas Health, West Orange, New Jersey, a comprehensive integrated health care delivery system of hospitals, programs and services since April 2016.

President and CEO of Barnabas Health from January 2012 until April 2016; President and COO from July 2011 until January 2012 and EVP and General Counsel from December 1996 until July 2011.

Reasons for Nomination

•  In-depth knowledge of product development, manufacturing and sales gained through his years as Chairman of the Board, President and CEO at Cytec Industries.

•  Valuable experience with ultimate responsibility for financial matters and overall business performance.

•  Significant leadership experience that contributes to our Board’s oversight of our operations and adherence to safety and environmental requirements.

•  Broad experience with finance and executive compensation, as well as extensive experience in operational management.

Reasons for Nomination

•  Extensive experience in dealing with regulatory and public policy matters for an organization serving a diverse population gained through his experience as President and CEO of RWJBarnabas Health and Barnabas Health.

•  Valuable legal background as well as strong experience in financial matters and management of a large, comprehensive business enterprise.

•  Significant management, strategic planning and implementation skills that contribute to the changing landscape of our industry.

•  Broad knowledge of consumers, customer service and health care of great benefit for matters relating to our large customer and employee base.

PSEG 2022 Proxy Statement    13

Biographical Information

VALERIE A. SMITH President, Swarthmore College Age: 66 Director since: 2022	SCOTT G. STEPHENSON Chairman of the Board, President and CEO, Verisk Analytics, Inc. Age: 64 Director since: 2020
Committees* Corporate Governance, Organization and Compensation	Committees Finance, Industrial Operations
Current Public Company Directorships None	Current Public Company Directorships Verisk Analytics, Inc.
Prior Public Company Directorships None	Prior Public Company Directorships None

Experience

President of Swarthmore College since July 2015, a private liberal arts college. Dean of the College, Princeton University, from 2011 until 2015, served as Founding Director of Princeton University’s Center for African American Studies from 2006 to 2009, and Director of Princeton University’s Program in African American Studies, from 2002 until 2006. Served as Woodrow Wilson Professor of Literature, Professor of English and African-American studies, Princeton University, from 2001 until 2015.

Experience

Chairman of the Board and CEO of Verisk Analytics, Jersey City, New Jersey, a data analytics and risk assessment company since April 2013 and President since March 2011. Between 2001 and 2011, held various leadership positions at Verisk Analytics, including COO, head of the Decision Analytics segment, EVP and President of its Intego Solutions segment.

Advisor at Silver Lake Partners, a technology-oriented private equity firm, from 2000 to 2001. Partner with the Boston Consulting Group from 1989 to 1999.

Reasons for Nomination

•  In-depth knowledge of human capital management and diversity, equity and inclusion including from leadership positions at Swarthmore College and Princeton University and being a scholar of African American studies.

•  Significant experience in management and strategic planning acquired as President of Swarthmore College and Dean of the College, Princeton University.

•  Valuable background knowledge in climate risk management and sustainability gained as President of Swarthmore College.

•  Strong track record in varied leadership roles.

* Effective upon election

Reasons for Nomination

•  Significant strategic leadership, financial management and human capital management experience as Chairman and CEO of Verisk Analytics.

•  Valuable innovation, technology, data analytics, customer service and risk assessment experience from his various senior management and operational positions at Verisk Analytics.

•  In-depth operations and value creation experience gained from his positions at the Boston Consulting Group.

14    PSEG 2022 Proxy Statement

Biographical Information

LAURA A. SUGG Retired President, Australasia Division of ConocoPhillips Corporation Age: 61 Director since: 2019	JOHN P. SURMA Retired Chairman and CEO, United States Steel Corporation Age: 67 Director since: 2019
Committees Audit, Corporate Governance, Industrial Operations (Chair)	Committees Corporate Governance, Industrial Operations, Organization and Compensation
Current Public Company Directorships Kinetik Holdings Inc.; Murphy Oil Corporation	Current Public Company Directorships Trane Technologies plc; Marathon Petroleum Corporation (and its consolidated subsidiary, MPLX GP LLC)*
Prior Public Company Directorships The Williams Companies, Inc.; Denbury Resources, Inc.	Prior Public Company Directorships Concho Resources, Inc.; Bank of New York Mellon Corporation; Mellon Bank Corporation; Calgon Carbon Corporation

Experience

President, Australasia Division of ConocoPhillips Corporation, Houston, Texas, a leading worldwide oil and gas exploration and development company, from July 2005 to February 2007.

General Manager-Human Resources, exploration and production of ConocoPhillips from October 2003 to June 2005.

Experience

Chairman and CEO, United States Steel Corporation, a leading global integrated steel producer, from October 2004 through September 2013 and Executive Chairman until December 2013. President and COO of United States Steel from February 2003 to October 2004; Chief Financial Officer (CFO) from January 2002 to February 2003.

Chairman of the Board of the Federal Reserve Bank of Cleveland from 2017 to 2018; Chairman of the National Safety Council from September 2015 to September 2017.

Reasons for Nomination

•  Extensive experience in engineering, science and operations, including responsibility for major exploration and production operations.

•  Valuable background in corporate planning, business development and regulatory matters acquired through executive roles at ConocoPhillips.

•  In-depth knowledge of human capital management matters from leadership experience in human resources management.

•  Strong track record across disciplines gained through her success in varied roles at ConocoPhillips.

Reasons for Nomination

•  Experienced leader with a strong financial, management, manufacturing and regulatory matters background as Chairman and CEO of United States Steel Corporation.

•  Deep knowledge of enhancing shareholder value in a complex enterprise.

•  Significant financial and accounting expertise as the CFO of United States Steel Corporation.

•  Extensive experience on strategic, operational and financial oversight gained as a director of large public company boards.

* MPLX GP LLC is a Master Limited Partnership and is a consolidated subsidiary of Marathon Petroleum Corporation, which holds >50% of its voting units. We view Mr. Surma’s service on the MPLX board as an extension of his service on the Marathon Petroleum Corporation board for purposes of assessing the level of outside public board commitments.

PSEG 2022 Proxy Statement    15

Biographical Information

ALFRED W. ZOLLAR Executive Advisor, Siris Capital Group, LLC and Retired General Manager, Tivoli Software Division of IBM Age: 67 Director since: 2012
Committees Audit, Finance (Chair), Industrial Operations
Current Public Company Directorships Bank of New York Mellon; International Business Machines Corporation (IBM); Nasdaq, Inc.
Prior Public Company Directorships Red Hat, Inc.; Chubb Corporation

Experience

Executive Advisor, Siris Capital Group, LLC, New York, New York, a private equity firm, since March 2021 and served as Executive Partner from February 2014 to March 2021. General Manager, Tivoli Software division of IBM, Armonk, New York, a worldwide information technology and consulting company, from July 2004 to January 2011. General Manager-eServer iSeries from January 2003 to July 2004. President and CEO, Lotus Software division, from January 2000 to 2003, and Division General Manager, Network Computer Software division, from 1996 to 2000.

Reasons for Nomination

•  Broad knowledge in executive leadership, product development and information technology, including cybersecurity.

•  Valuable experience from various leadership roles, including senior management positions in varied IBM software group divisions.

•  Deep executive and managerial experience in oversight of operational excellence, customer satisfaction and cybersecurity.

•  In-depth knowledge of finance and risk management through private equity leadership roles.

16    PSEG 2022 Proxy Statement

Corporate Governance – Role of the Board of Directors

CORPORATE GOVERNANCE

Role of the Board of Directors

PSEG is governed by our Board and its committees that meet throughout the year. The Board is elected by our stockholders and is the ultimate decision-making body of the Company except for the items reserved to stockholders.

The Board provides direction and oversight by:

•	Actively engaging in developing corporate strategy, approving major initiatives and significant investments, and capital allocation decisions;

•	Monitoring financial and business integrity and performance, including risk management;

•	Monitoring sound corporate citizenship grounded in the principles of diversity, equity and inclusion;

•	Evaluating the performance of the CEO and approving succession plans for the CEO and other senior executives;

•	Selecting a diverse group of nominees for election to the Board; and

•	Evaluating Board and committee performance.

The Board holds an annual strategy session in addition to its regular meetings, receives regular updates and actively engages in dialogue with our senior management. The Board has full and free access to all members of management and may hire its own consultants and advisors as it deems necessary.

Board Leadership Structure

The Board has determined that, at the present time, it is in the best interests of the Company and stockholders for all three positions of Chairman of the Board, President and CEO to be combined under the leadership of Ralph Izzo. The Board believes that Mr. Izzo possesses the attributes of experience, judgment, vision, managerial skill and overall leadership ability essential for our continued success. The Board also believes that a strong, independent Lead Director complements the role of the CEO, enhances the significant contributions of our independent directors and promotes confidence in our governance structure. Following the 2022 Annual Meeting, our current Lead Director, Dr. Jackson will conclude her distinguished service on our Board. Effective at that time, the independent directors have designated Susan Tomasky to serve as Lead Director.

The Role of Our Lead Director

Our Lead Director is an independent director designated annually by the independent directors and typically serves in that capacity for four years. The Lead Director’s duties include:

•  Presiding over executive sessions of the independent directors;

•  Providing the independent directors with a key means for collaboration and communication;

•  Coordinating with the Chairs of our various Board committees to set agendas for committee meetings;

•  Reviewing quality and timeliness of information provided to the directors; and

•  Ensuring a robust Board self-evaluation.

Our Corporate Governance Principles

The Board has adopted and operates under our By-Laws and Governance Principles. The Governance Principles provide guidelines for directors and management to effectively pursue and support our business objectives. The Governance Principles govern our board structure, requirements of our directors, board operations and functioning of our Board committees and are reviewed periodically by the Corporate Governance Committee, which recommends any changes to the Board. Our By-Laws and Governance Principles can be found on our website at https://investor.pseg.com/governance/governance-overview.

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Corporate Governance – Board and Committee Self-Assessment Process

Board and Committee Self-Assessment Process

Our Board and committees each have a robust annual process for self-assessment, as shown below.

Governance Enhancements from the 2021 Self-Assessment Process:

We continued enhancements with respect to Board meeting effectiveness, executive sessions of independent directors and director selection process.

Director Education and Orientation

To assist the Board in understanding the Company and to maintain the necessary knowledge to perform their responsibilities, members of our Board are offered and are provided a variety of learning opportunities throughout the year.

Internal Educational Presentations	The Board is regularly offered internal presentations that comprise “deep dives” on specific topics presented by management as well as provided detailed asset data books where appropriate.

External Programs	Directors are encouraged to attend third-party programs; management regularly updates a list of recommended offerings.

Outside Speakers	The Board regularly hears from outside experts on such topics as investor perspectives, strategy, cybersecurity, environmental, social and governance (ESG) issues, climate change, regulatory matters, nuclear industry issues and business leadership.

Orientations

New directors and new committee members receive comprehensive materials and in-house orientation sessions featuring presentations by key members of management and the independent auditor. These sessions cover such topics as strategic plans; operations; human capital management; ESG and climate change; significant financial, accounting and risk management issues; regulatory and governance practices and compliance programs and trends.

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Corporate Governance – Board and Committee Meetings and Attendance

Board and Committee Meetings and Attendance

In 2021, the Board met ten times, including five regular meetings, one strategy session and four special meetings. The PSE&G Board met eight times, including five regular meetings, one strategy session and two special meetings. During 2021, each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which the director served. All of the directors who were elected in 2021 attended the 2021 Annual Meeting of Stockholders.

Our Governance Principles provide that each director is expected to attend all Board meetings, all meetings of committees of which the director is a member and the Annual Meeting of Stockholders.

Service on Other Boards

The experience gained through other directorships provides our Board with a breadth of valuable knowledge and insight. Advance approval by the Corporate Governance Committee is required for service on any public company board. All of our nominees have successfully balanced other demands on their time and attention in meeting their obligations to PSEG.

Board Committees

Our Board has six standing Committees: Audit, Corporate Governance, Executive, Finance, Industrial Operations, and Organization and Compensation (O&CC). A description of each Committee follows.

Committee assignments and Chairs are regularly reviewed and periodically changed to optimize the talents of our directors and meet the Company’s evolving needs.

Each Committee has open and free access to all Company information, may require any of our officers or employees to furnish it with information, documents or reports, may investigate any matter involving us and has discretion to hire outside resources. Each Committee, other than the Executive Committee, has a charter that defines its roles and responsibilities and annually conducts a performance evaluation of its activities and a review of its charter.

The Executive Committee consists of the Chairman of the Board, the Lead Director and at least one additional independent director. In 2021, the members of the Executive Committee were Ralph Izzo, Shirley Ann Jackson, David Lilley and Susan Tomasky. The authority of the Executive Committee is set forth in our By-Laws. The Committee charters and our By-Laws are posted on our website, https://corporate.pseg.com/aboutpseg/leadershipandgovernance/boardofdirectors/committeedescriptions

See page 2 for Committee positions effective upon the election of the Directors at the 2022 Annual Meeting.

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Corporate Governance – Board Committees

Audit Committee

Chair:	Susan Tomasky

Members:	Willie A. Deese, David Lilley, Barry H. Ostrowsky, Laura A. Sugg, Alfred W. Zollar

Meetings held in 2021: 8

Key Responsibilities

➢	Oversees the quality and integrity of our accounting, auditing and financial reporting practices and financial statements;

➢	Selects and evaluates the work of the independent auditor;

➢	Oversees our internal audit functions and our legal and business compliance program;

➢	Reviews the status of material litigation matters, and the guidelines, policies and processes of our risk management program;

➢	Reviews disclosure controls and procedures and cybersecurity relating to financial controls;

➢	Reviews earnings press releases, financial information and earnings guidance; and

➢	Recommends to the Board audited financial statements to be included in our Form 10-K, and the Audit Committee Report for inclusion in this Proxy Statement.

The Audit Committee Report appears under Proposal 3: Ratification of the Appointment of Independent Auditor on page 78.

Organization and Compensation Committee

Chair:	David Lilley

Members:	Willie A. Deese, Shirley Ann Jackson, Barry H. Ostrowsky, John P. Surma, Susan Tomasky

Meetings held in 2021: 6

Key Responsibilities

➢	Oversees our executive compensation policies, practices and plans;

➢	Reviews the stockholder advisory vote on say-on-pay and considers action in light of that vote;

➢	Approves executive compensation targets and awards (with the exception of the CEO, whose compensation is approved by the Board);

➢

Monitors the risks associated with our compensation policies and practices and other risks related to human capital management matters (including periodic review of diversity, equity and inclusion, and other workforce initiatives);

➢	Selects and oversees the Board’s independent compensation consultant;

➢	Evaluates the CEO’s performance and recommends approval of the CEO’s compensation to the Board;

➢	Reviews the performance of certain other key members of management as well as key management succession and development plans; and

➢	Reviews the Compensation Discussion and Analysis section of, and provides its report in, the annual Proxy Statement.

The O&CC Report on Executive Compensation appears under Proposal 2: Advisory Vote on the Approval of Executive Compensation on page 60.

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Corporate Governance – Board Committees

Finance Committee	Corporate Governance Committee

Chair: Alfred W. Zollar Members: David Lilley, Barry H. Ostrowsky, Scott G. Stephenson Meetings held in 2021: 4	Chair: Willie A. Deese Members: Shirley Ann Jackson, Laura A. Sugg, John P. Surma, Susan Tomasky Meetings held in 2021: 4

Key Responsibilities	Key Responsibilities

➢  Oversees corporate financial policies and processes and significant financial decisions;

➢  Reviews annually our financial plan, dividend policy, capital structure and cash management policies and practices;

➢  Discusses with management our risk assessment and risk management policies;

➢  Oversees the investment guidelines for, and investment performance of, the Company’s pension plan trust funds and nuclear decommissioning trust funds; and

➢  Reviews with management credit agency ratings and analyses.

➢  Oversees the Company’s corporate governance practices;

➢  Evaluates the composition and qualifications of the Board, its committees and prospective nominees, assesses the independence of each nominee and makes recommendations to the Board;

➢  Oversees the self-evaluation process of the Board and its committees and reviews the Governance Principles and committee charters and makes recommendations to the Board in order to improve effectiveness of the Board and its committees;

➢  Oversees sustainability efforts and initiatives, activities and disclosures related to climate change and our political participation activities and expenses;

➢  Oversees risk management guidelines, policies, processes and mapping and identifies risks to the Board and its committees;

➢  Reviews and approves transactions with related persons;

➢  Reviews and makes recommendations to the Board regarding compensation of directors; and

➢  Provides input to the O&CC regarding the performance of the CEO as Chairman of the Board.

The nomination process and criteria used are described under Board Membership Selection beginning on page 10.

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Corporate Governance – Board Committees

Industrial Operations Committee

Chair: Laura A. Sugg Members: Shirley Ann Jackson, Scott G. Stephenson, John P. Surma, Alfred W. Zollar Meetings held in 2021: 4

Key Responsibilities

➢

Oversees industrial operations aspects of new non-routine capital projects relating to the construction or operation of physical assets in transmission, distribution or generation, and receive periodic reports for other projects that are routine but significant

➢	Provides oversight of crisis management related to operations of the Company;

➢	Oversees environmental, health and safety and legal and compliance issues relating to operations;

➢	Reviews the results of major inspections and evaluations by external oversight groups such as the NRC and the Institute of Nuclear Power Operations;

➢	Reviews the results of significant reports of the PSEG Nuclear Safety Review Board (NSRB), and receives independent reports from the NSRB Committee Representative;

➢	Receives and reviews periodic reports from officers and employees who have responsibility for operation of nuclear generating facilities, including regular reports from the Chief Nuclear Officer;

➢	Oversees all matters relating to information technology, cyber and physical security across the Company;

➢	Receives independent reports from the cybersecurity advisors; and

➢	Reviews periodic reports from officers and employees who have responsibility for the Company’s cybersecurity program including regular reports from the Chief Information Security Officer.

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Corporate Governance – Integrated Approach to Shareholder Engagement

Integrated Approach to Shareholder Engagement

The Board and management believe in ongoing shareholder engagement and conduct engagement efforts throughout the year in an integrated approach, including through investor conferences, analyst meetings, and one-on-one discussions. Understanding the issues that are important to our shareholders is critical for our accountability. We have robust conversations on topics such as business strategy, corporate governance, executive compensation, risk management, human capital management and ESG matters. Our Board routinely reviews and improves our practices and disclosures in a manner that best supports our business and our culture taking into account feedback from shareholder engagement.

ESG was a focal point in nearly all recent investor engagements. Taking under consideration our discussions with shareholders, PSEG accelerated its net-zero vision by 20 years to a new Net-Zero 2030 which is perceived as one of the U.S. utility industry’s most ambitious net-zero climate goals. PSEG also issued a comprehensive Diversity, Equity & Inclusion Report and made available through its website its Equal Employment Opportunity-1 Report. In the spirit of increasing disclosure and transparency, PSEG published an ESG Performance Report, enhanced its ESG disclosure in the Proxy Statement, and also made available through its website the PSEG ESG Data Matrix (a collection of self-reported metrics on environmental, social and governance issues).

Shareholder Outreach and Engagement

PSEG 2022 Proxy Statement    23

Corporate Governance – Board and Committee Oversight of Risk Management

Board and Committee Oversight of Risk Management

The objective of PSEG’s risk management program is to support the achievement of growth and business objectives within acceptable risk levels. An important aspect of the program is promoting a risk-aware culture where all employees have a responsibility for identifying and communicating risks, and where there is clear accountability for risk mitigation.

The Board has ultimate responsibility for the oversight of risk management at PSEG, overseeing the Company’s risk management program and reviewing the most significant risks facing the Company.

The Board interacts with senior management regarding assessment and mitigation of the most significant risks facing the Company, across a range of categories that includes strategic, financial, operational, environmental, human capital management, health and safety, legal and compliance and reputational risks.

The Corporate Governance Committee reviews key enterprise risks and recommends to the Board the mapping of each risk to an appropriate committee or the full Board, in accordance with the allocation of risk categories reflected in the charter of each committee.

The Board’s oversight of risk management is supported by the Risk Management Committee, which consists of senior executives, and by the Enterprise Risk Management (ERM) team, led by PSEG’s Senior Vice President – Audit, Enterprise Risk and Compliance in collaboration with other assurance functions and management committees and councils, such as the Cybersecurity Council, and the cybersecurity advisors. (For more information on cybersecurity risk management, see the next section.) At least annually, the Corporate Governance Committee and the Audit Committee are briefed on enterprise-level risks and emerging risks. Throughout the year, the Board and each committee provide ongoing oversight of key enterprise risks through deep-dive risk reviews and updates presented by representatives of the relevant line of business and functional areas. The risk reviews include analyses of underlying risk causes, as well as reviews of current risk mitigation and response activities. The committees report out to the Board regarding their risk reviews and elevate risk issues to the Board as appropriate. Management integrates risk assessment and mitigation into business decisions and planning and escalates issues to the committees and Board as appropriate.

Board Oversight of Cybersecurity

Cybersecurity is a critical component of our risk management program. In an effort to reduce the likelihood and severity of cybersecurity incidents, we have established a comprehensive cybersecurity program designed to protect and preserve the confidentiality, integrity and availability of our information systems. The Board, the Audit Committee, Industrial Operations Committee and senior management receive frequent reports on such topics as personnel and resources to monitor and address cybersecurity threats, technological advances in cybersecurity protection, rapidly evolving cybersecurity threats that may affect our Company and industry, cybersecurity incident response and applicable cybersecurity laws, regulations and standards as well

24    PSEG 2022 Proxy Statement

Corporate Governance – Board Oversight of Cybersecurity

as collaboration mechanisms with intelligence and enforcement agencies and industry groups to assure timely threat awareness and response coordination.

Our cybersecurity program is focused on the following areas:

Governance:

•

Cybersecurity Council - which is comprised of members of senior management, meets regularly to discuss emerging cybersecurity issues and maintenance of a corporate cybersecurity scorecard to measure performance of key risk indicators. The Cybersecurity Council ensures that senior management, and ultimately, the Board, is given the information required to exercise proper oversight over cybersecurity risks and that escalation procedures are followed.

•

Internal and external cybersecurity advisors who have expertise in technology security, compliance and controls, or in management practices provide the COO with cybersecurity assessments of the Company.

Cybersecurity Awareness: Identifying and assessing cyber risks through partnerships with public and private entities and industry groups, and disseminating electronic notices to, and conducting presentations for, company personnel.

Training: Providing annual cybersecurity training for all personnel with network access, as well as additional education for personnel with access to industrial control systems or customer information systems; and conducting phishing exercises. Regular cybersecurity education is also provided to our Board through management reports and presentations by external subject matter experts.

Technical Safeguards: Deploying measures to protect our network perimeter and internal Information Technology platforms, such as internal and external firewalls, network intrusion detection and prevention, penetration testing, vulnerability assessments, threat intelligence, anti-malware and access controls.

Vendor Management: Maintaining a risk-based vendor management program, including the development of robust security contractual provisions. Notably, in 2020, we implemented additional measures to ensure compliance with new requirements promulgated by the North American Electric Reliability Corporation applicable to cyber systems involved in the operation of the Bulk Electric System (BES). These new or enhanced measures require PSEG to identify and assess risks to the BES from vendor products or services.

Incident Response Plans: Maintaining and updating incident response plans that address the life cycle of a cybersecurity incident from a technical perspective (i.e., detection, response and recovery), as well as data breach response (with a focus on external communication and legal compliance); and testing those plans (both internally and through external exercises).

Mobile Security: Maintaining controls to prevent loss of data through mobile device channels.

Response to COVID-19 Pandemic

PSEG’s Enterprise Risk Management program provided the framework by which the potential impacts of the pandemic on the enterprise were proactively assessed and planned for, beyond the immediate response horizon. These assessments were discussed with the Risk Management Committee and the Executive Crisis Management Team throughout the year and presented to the Board. PSEG is documenting lessons learned to strengthen business continuity plans and improve resilience to the uncertainty of the ongoing pandemic or a future event.

As COVID-19 conditions evolve, PSEG continues to anticipate and respond to changing circumstances. In addition to maintaining and improving protocols that were established during the peak of the pandemic, PSEG has developed a Responsible Re-Entry Playbook that preserves business continuity and capitalizes on lessons learned during our initial pandemic response. Employees are offered flexible, hybrid approaches to work and collaboration. For some, that means continuing to work remotely. For others, that may mean returning to office spaces on a hybrid basis or as needed for business operations. The health, safety and well-being of our employees remain of utmost importance throughout this process.

COVID-19 Response (Community, Customers and Employees)

By providing essential electric and natural gas service to over 3.5 million customers in New Jersey and Long Island, New York – two states that saw the highest early positivity and morbidity rates – PSEG delivered more than just heating and power to homes, businesses, and essential emergency services. These essential services power the communication infrastructure, enable the work-from-home economy, keep us all connected to our loved ones and maintains the critical energy infrastructure that supports economic activity throughout our service regions.

The services and support that were provided at the onset of the pandemic have been continuously adjusted and improved in response to changing conditions and needs to best support our communities, customers and employees.

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Corporate Governance – Response to COVID-19 Pandemic

Community:

➢	PSEG Foundation pledged $4 million, since the beginning of the pandemic, in support to communities for pandemic response and relief efforts and to combat food insecurity;
➢	PSEG donated 50,000 N95 masks and 200,000 pairs of gloves to New Jersey health care workers; and
➢	PSEG sponsored the COVID-19 testing site in Salem County, and continues to support local food and community organizations and events to ease the financial hardship in the Salem community.

Customers:

➢	Developed COVID-19 safety protocols to protect our customers;
➢	Voluntarily suspended shutoffs of service due to non-payment; worked cooperatively with customers needing payment flexibility;
➢	Maintained full customer service staffing and hours of availability via phone;
➢	WorryFree® Tech-Talk Appliance Repair introduced to remotely assist appliance repair customers;
➢	Provided assistance with electricity provisioning for emergency medical facilities construction;
➢

Currently twice as many PSE&G customers are behind on their bills compared to before the pandemic began. Our field employees are providing information about new program guidelines and benefits to support the customers; and

➢	On- going support of state and local efforts to distribute funds from the American Rescue Plan by communicating with targeted customers.

Employees:

➢  Maintained workforce levels and employee benefits;

➢  Implemented remote work practice for all employees where job could be performed remotely;

➢   Created a pandemic response hotline exclusive for PSEG employees to guide them through questions on their health and safety, identification and notification of close contact exposure, clinical assessments to determine quarantine needs and appropriate return to work procedures;

➢  Expanded paid time off for COVID-19-related issues,
including the employee’s own illness, to care for a family
member, for the employee or a family member to get
vaccinated (including boosters and recovery from any side-effects experiences by the employee) and to navigate
school, daycare and other closures;

➢   Assisted in scheduling vaccination appointments and
provided on-site vaccination at some PSEG locations;

➢   Provided “wellness points” for employees who get
vaccinated, which can be used to reach targets for company
contributions to health accounts;

➢   Implemented vaccination verification for employees working on-site or remotely;

➢   Enhanced bereavement leave allotments to accommodate
any employee suffering a loss of a family member;

➢   Expanded childcare resources, including discounted home
and remote placement services, expanded referrals and
tutoring support;

➢  Supplied field locations with COVID-19 tests for employees’ personal use;

➢   Implemented changes to medical and retirement savings plan made available through federal relief packages;

➢   Introduced a mobile assessment tool that enables employees to answer questions, regarding their health and exposure status which provides a daily passport for entry into the workplace;

➢   Provided frequent education to front line managers and the workforce by PSEG’s medical director and Health and Safety teams;

➢   Increased leadership communication platforms, including an employee social media channel (The Link) and ongoing pulse surveys during the critical period of the pandemic to ensure employee well-being, and engagement and distributed the weekly COO message connecting with employees on COVID matters;

➢  Required all employees hired after 2021 to be vaccinated subject to certain accommodation exceptions; and

➢   Implemented new practices and programs to support employees and managers with flexible work models.

PSEG continues to monitor federal, state, and local health guidance and updates its Job Hazard Analyses and protocols accordingly.

26    PSEG 2022 Proxy Statement

Corporate Governance – Our Approach to Sustainability

Our Approach to Sustainability

Whether it is our response to the COVID-19 pandemic, how we treat and support our employees, or the projects and programs in which we choose to invest our capital, sustainability and ESG are critical to our mission and vision. Our Board of Directors takes an active role in overseeing our vision of a safe, affordable, reliable, and cleaner energy future. While the Board’s Corporate Governance Committee has the mandated responsibility for overseeing sustainability, climate strategy, and our net-zero transition, the full Board of Directors play a proactive role in understanding how each business area incorporates ESG and corporate citizenship into the company’s strategy.

We are focused on meeting customer expectations and being well aligned with public policy objectives by investing to modernize our energy infrastructure, improve reliability, increase energy efficiency and deliver cleaner energy. Our business plan focuses on achieving growth while controlling costs and managing the risks associated with regulatory and policy changes, fluctuating commodity prices and changes in customer demand. In furtherance of these goals, over the past few years, our investments have altered our business mix to reflect a higher percentage of earnings contribution by PSE&G, which improves the sustainability and predictability of our earnings and cash flows and provides more financial flexibility. For more information, see Strategic Review of Non-Nuclear Generation Assets on pages 28.

Transition to Predominantly Regulated Utility with Strong ESG Focus

1903-1999 Meeting 20th century energy needs 2020 and Beyond Predominantly regulated utility with contracted, zero-carbon infrastructure 1999-2019 Electric restructuring PREDOMINANTLY REGULATED UTILITY DIVERSITY EQUITY & INCLUSION NET-ZERO 2030 CLIMATE GOAL PSEG

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Corporate Governance – Our Environmental Priorities

Our Environmental Priorities

2021 marked a significant step in our transformation as a major driver of New Jersey’s clean energy economy of the future. We remain guided by our vision to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. Our investments remain focused on carbon-free energy and in building the infrastructure needed to help New Jersey meet its long-term clean energy goals.

Net-Zero 2030 Climate Vision: In June 2021, we announced a Net-Zero 2030 Climate Vision focused on three pillars: (1) 100% greenhouse gas- (GHG) free, carbon-free power generation, (2) net-zero emissions for PSEG operations (Scope 1 and 2), and (3) significant contributions to regional economy-wide decarbonization. Our progress over the last year has put our company on a path toward achieving these goals.

U.N. backed Business Ambition for 1.5°C and Race to Zero campaigns: In addition to our Net-Zero 2030 Climate Vision, we took the bold step of publicly committing to the Business Ambition for 1.5°C and Race to Zero campaigns. Over the next two years, we plan to set science based target(s) encompassing all three scopes with the aim of aligning with the Paris Agreement that seeks to avoid a 1.5°C global temperature increase.

Strategic Review of Non-Nuclear Generation Assets: In June 2021, we completed the sale of PSEG Power’s 467 MW-dc solar generating portfolio and, in February 2022, we completed the sale of PSEG Power’s 6,750 MW fossil generating portfolio of assets located in Connecticut, Maryland, New Jersey and New York. The sale of the fossil assets allows PSEG to focus on regulated utility growth and carbon-free generation.

Progress in Offshore Wind Renewable Energy: In March 2021, the 25% equity investment in Ocean Wind Project was approved by the NJ BPU and the acquisition was completed in April 2021, reinforcing our first step toward expanding our wind generation portfolio. In September 2021, PSEG and Ørsted jointly submitted several proposals into an open window process facilitated by PJM. If awarded, the project would be developed through a 50/50 joint venture with Ørsted.

Zero Emission Certificate (ZEC) program: In April 2021, the Hope Creek, Salem 1 and Salem 2 nuclear power plants received an extension of the current level of support under the Zero Emission Certificate (ZEC) program, securing continued operation of NJ’s most important source of carbon-free electricity for another three years beginning in mid-2022.

28    PSEG 2022 Proxy Statement

Corporate Governance – Our Environmental Priorities

Clean Energy Future Initiative: Our focus on our utility operations is aimed at enabling the clean economy of the future and supporting New Jersey’s energy goals. In 2020, NJ BPU approved $1 billion of investments through our Energy Efficiency (EE) program. This is the largest commitment to energy efficiency ever in NJ. In 2021, NJBPU also approved AMI (Smart Meters)/Energy Cloud program, which provides investments of $707 million for smart meter programs over the next four years, and a proposal for PSE&G to provide investments of approximately $166 million for electric vehicle (EV) charging infrastructure programs over the next six years.

PSEG’s Gas System Modernization Program (GSMP): We are also making excellent progress on the Gas System Modernization Program to modernize and replace cast iron and unprotected steel mains. These enhancements bolster public safety and support our climate initiatives through the reduction of fugitive methane emissions and by improving the ability of our customers to use high efficiency appliances.

Our Social Priorities

Our focus on citizenship is grounded in the belief that we can do well as a company by doing good for the diverse people and communities we serve. The Board, through its Corporate Governance Committee, oversees our corporate citizenship that is grounded in the principles of diversity, equity and social priorities.

PSEG Foundation & Corporate Responsibility: In 2021, PSEG provided over $4 million in corporate giving to support our communities. In addition, the PSEG Foundation awarded over $8 million to nonprofits that were aligned with the Environmental Sustainability, Social Justice and Equity and Economic Empowerment pillars. As part of the Environmental Sustainability pillar, the PSEG Foundation has taken steps to redefine the pillar’s focus on supporting organizations that promote environmental stewardship, facilitate clean energy innovation, preserve ecosystems and encourage conservation and foster environmental justice. Furthermore, in connection with the Powering Equity and Social Justice Initiative, the PSEG Foundation announced $1 million in grant funding to three historically Black colleges and universities: Hampton University, Howard University and North Carolina Agricultural and Technical State University. The grant money will be used to provide scholarships to New Jersey residents who attend these universities to pursue a STEM education.

PSEG 2022 Proxy Statement    29

Corporate Governance – Our Social Priorities

Employee Volunteerism: We also support our communities through employee volunteerism that includes paid time off and grants to nonprofits. In light of the ongoing pandemic, PSEG has incorporated numerous virtual volunteerism opportunities to allow its employees to provide positive impact to its communities in a safe and responsible manner.

NJ CEO Council: PSEG’s CEO is a member of the New Jersey CEO Council, a coalition of CEOs that has pledged to hire or train more than 30,000 residents by 2030 and spend an additional $250 million on procurement with state-based, diverse companies by 2025. Both efforts focus on underrepresented and underserved communities. In 2021, PSEG provided $700,000 to this effort.

Human Capital Management: Our People

At PSEG, we know that our people are our most valuable resource. Therefore, our Human Capital Management strategy is integrated with our overall ESG goals and is designed to ensure we have the best talent and culture to sustain our business both today and in the future as we lead transformation in our industry.

Board Oversight of Human Capital Management

O&CC has a key role in the oversight of our talent management programs and culture initiatives with particular focus on diversity, equity and inclusion, organization and succession planning, talent and workforce development, total rewards, and culture. At least semi-annually, the O&CC reviews our human capital management progress focusing on our organizational and leadership priorities, executive leadership succession and development plans, and executive performance. In addition, the O&CC reviews workforce and talent diversity metrics, employee experience survey data and findings, and talent and culture plans. The Board actively engages not only with our executive leadership teams but also our rising leaders through formal presentations and talent engagement meetings.

As specified in its charter, the O&CC has the primary responsibility for overseeing Human Capital Management strategy and risks. The O&CC oversees our annual incentive plan, which includes specific metrics to drive leadership accountability for human capital goals related to key talent, culture, diversity, equity and inclusion priorities. Specifically, annual employee incentive awards are tied to a People Strong goal and a Diversity, Equity and Inclusion index, which measure employee growth and development, engagement, inclusion and workplace culture, among other business performance goals. PSEG’s pay-for-performance philosophy aligns employee compensation with individual performance as well as business unit and enterprise performance results, driving employee accountability and ownership of overall results and progress on key strategic objectives.

PSEG Workforce at a Glance

30    PSEG 2022 Proxy Statement

Corporate Governance – Our Social Priorities

Our Culture

PSEG maintains a consistent focus on a culture of inclusion and operational excellence that supports its employees, customers and the many diverse communities we serve.

Through our Core Commitments, we work to attract, develop, and retain a diverse high-performing workforce that drives
organizational performance and fosters a culture of collaboration, learning and comfort speaking up, where new ideas are welcome and all of our approximately 12,500 employees feel valued
and enhance each other’s performance.

OUR CORE COMMITMENTS

SAFETY

We put safety first.

INTEGRITY

We do what’s right.

CONTINUOUS IMPROVEMENT

We aspire to achieve excellence.

DIVERSITY, EQUITY & INCLUSION

We treat all individuals fairly, equitably, and with dignity and respect.

CUSTOMER SERVICE

We keep customers at the heart of everything we do.

PSEG has a fundamental commitment to human rights and as a responsible corporate citizen and leader in the energy field, we remain steadfast in our commitment to treating people with dignity and respect at all times. We are determined to maintain the high standards of ethical conduct on which our business and reputation have been built. In every aspect of our operations, we are committed to protecting and advancing human rights.

Safety

We are committed to protecting the health and safety of our employees, contractors and the communities that we serve. We demonstrate our commitment each day by ensuring that everyone is empowered and encouraged to question, stop and correct any unsafe act or condition.

Our commitment can also be seen when we:

➢	Obtain, maintain, and apply all necessary knowledge and skills to perform work safely;
➢	Communicate openly and honestly on health and safety issues;
➢	Do the right thing even when no one is watching;
➢	Follow through on safe procedures for carrying out a job, i.e., not taking shortcuts, wearing the proper PPE, and looking out for the safety of others;
➢	Take responsibility for the accurate, honest, and timely reporting of incident, injury and near-miss information; and
➢	Meet expectations, including annual performance goals related to compliance with health and safety policies, practices and procedures.

Diversity, Equity and Inclusion

We are committed to fostering a culture of belonging and equity within PSEG, where diversity is celebrated and inclusion is the norm. PSEG released its first DEI Report in 2021. The report highlights the company’s Inclusion for All strategy, as well as our progress and ongoing efforts to recruit and develop diverse talent.

The four strategic pillars of DEI are: • Inclusive leadership • Driving change at the site-specific level • Equitable policies and practices • Union partnership

Our DEI program combines individual and site-specific efforts with leadership development to create a welcoming, equitable and inclusive workplace. While we are proud of our progress, we know there is always more work to do, and we are excited about those challenges and opportunities.

2021 DEI Recognition

PSEG 2022 Proxy Statement    31

Corporate Governance – Our Social Priorities

2021 DEI Initiatives

Diversity

Our Employee Business Resource Groups (EBRGs) help build meaningful connections through community outreach and volunteerism, mentorship, and professional development; elevate diverse perspectives; support key business goals and priorities; and create spaces for employees to learn from each other. EBRGs continue to bring our company culture to life through programs such as International Women’s Day Conference, Veterans Day Recognition event and a Racial Trauma Workshop Series.

Welcomed our newest EBRG, the Pan-African Leadership Forum (ProLiFic) with the mission to cultivate leaders among employees of African descent, to inspire excellence, empower the communities we serve and foster a culture of belonging.

Partnered with the New Jersey Economic Development Authority (NJEDA) on the New Jersey Wind Port project, which can create more than 1,500 jobs, including worker diversity goals of 18% for people of color and 6.9% for women. NJEDA also is working with its construction management company to ensure that at least 15% of its suppliers are women-, minority- or veteran-owned suppliers.

Reviewed and rewrote job descriptions to ensure education and experience requirements are necessary for the job with a goal of increasing the applicant pool.

Committed to supplier diversity to achieve 30% of spend with diverse suppliers by 2023.

PSE&G Clean Energy Jobs Program designed to generate economic opportunities for up to 2,000 unemployed, under-employed and low-/middle-income NJ residents.

Added DEI representative on discipline panels for significant discipline relating to Standards of Conduct violations.

Equity

Introduced “Inclusion Interrupters” in calibration sessions to ensure leaders make objective decisions when evaluating employee performance and also conduct a random sampling of year-end manager assessments to identify and correct any potential unconscious bias.

Conducted hiring manager training to promote equity and address potential unconscious bias in the hiring process.

Launched Neurodiversity Works at PSEG – a program to provide access to employment at PSEG for neurodivergent individuals and create a work environment to help them succeed.

Inclusion

Published formal LGBTQ+ Inclusion Pledge that outlines how we will create a sense of belonging for our LGBTQ+ community members.

Launched Men Advocating Real Change (MARC) in partnership with our global non-profit partner Catalyst inspire men to be allies and advocates for equity and inclusive workplaces.

Local Inclusion Teams are responsible for the development and implementation of an inclusive workplace culture and building initiatives such as diversity programs, engagement, recognition and volunteerism. These teams serve as change ambassadors at PSEG sites and departments across the company.

In 2021, we continued to work with our Top 200+ Leaders on developing Inclusive Leadership skills. This work consisted of formal skill building sessions and independent work, including a project that required all leaders to reach out to two members of their team that they do not regularly interact with to speak about our workplace culture and DEI efforts and to take action on that feedback. We’ve expanded this inclusive leadership work to our middle level manager population to have greater impact across the organization.

32    PSEG 2022 Proxy Statement

Corporate Governance – Our Social Priorities

Employee Engagement

We solicit continuous feedback so that we improve our culture in a way that is responsive to the voices of our employees.

Talent Attraction and Development

PSEG has maintained an unwavering focus on attracting, developing and retaining a robust talent pipeline for the future, from our frontline to our leadership levels. To remain competitive and continue to provide our customers with the highest standard of service, we must cultivate employee engagement and have the right skills and environment to drive innovation, safety and operational excellence.

Talent Attraction: We are working to attract people from all backgrounds, cultures, educational experiences and religions because we know that a workforce that reflects the diversity of our customers and communities will bring more innovative thinking and better ideas and solutions to our business.

PSEG 2022 Proxy Statement    33

Corporate Governance – Our Social Priorities

Talent Development: We continue to focus on providing a variety of training development opportunities for employees at all levels within the organization. Efforts in this area include:

Talent Process Enhanced talent and succession process by identifying diverse talent pools and next-level leaders and creating deliberate development plans for director level and above Leadership Training Program Developed and delivered a new 12-month leadership training program for more than 100 front-line people leaders Inclusive Leadership Skills Developed inclusive leadership skills for our top 200 leaders and provided a diverse leadership experience for our next-level 500+ leaders Virtual Instructor-led Trainings Expanded virtual instructor-led training sessions focusing on developing leadership skills and abilities of employees at every level Professional Coaching Piloted confidential coaching offering for non-union employees assisting them in navigating personal and professional growth and development Premier Leadership Program for People of Color Continued our premier joule leadership program designed to develop People of Color leaders personally and professionally

Total Rewards Program: In addition to our competitive pay, incentives and benefits programs, our Total Rewards offerings take into account the safety, health and overall well-being of our employees. We offer an array of programs designed to support physical, emotional, social, and financial wellness, the foundation of employee engagement and productivity.

We support our employees through everyday challenges, critical life events and new and changing life experiences. Our benefits program includes access to mental health, childcare and elder care resources, voluntary benefits for discounted services, tuition reimbursement and adoption assistance.

Labor Relations

We are proud of the partnership we have with union leadership and the approximately 7,900 employees represented by unions in our workforce.

•

Our strong relationship with our unions allowed for continued swift and effective implementation of temporary COVID-19 protocols, policies and practices as well as negotiation of permanent agreements such as telecommuting that support PSEG’s reimagined vision of work.

•	In 2021, we launched our Union DEI & Culture Council to focus on issues impacting represented employees and improving the workplace culture at PSEG.
•	In 2021, we extended additional labor contracts through 2023, providing labor stability during the pendency of key business initiatives.

Just Transition: As we accelerate our business to a primarily regulated utility and contracted energy business with carbon-free generation and infrastructure investment, PSEG is committed to a fair, equitable and transparent approach to human capital management, one that is grounded in treating people with dignity and respect. With evolving technologies in energy and digital advancements, we look for training, upskilling and redeployment opportunities for our existing workforce.

34    PSEG 2022 Proxy Statement

Corporate Governance – Our Governance Priorities

Our Governance Priorities

Sound corporate governance is integral to the results and progress we achieve. We are guided by a code of conduct and integrity that emphasizes high ethical standards, accountability and transparency. Governance is a top priority and includes a focus on enterprise risk management (see p. 24), cybersecurity (see p. 24), political contributions (see p. 35) and executive compensation (see p. 42). Our Board exercises oversight, supported by each committee, as reflected in their charters.

➢	Corporate Governance Committee – sustainability/ESG practices (and climate change), and enterprise risk management
➢	Audit Committee – ethics and compliance (Standards of Conduct), financial reporting, internal controls and related risks
➢	Industrial Operations Committee – cybersecurity and safety
➢	Finance Committee – finance and investment risk, commodity/credit/liquidity, tax and pension risks
➢	Organization and Compensation Committee – human capital management

Sound corporate governance starts from the top where we strive to balance the right mix of Board diversity characteristics (including skills, backgrounds, gender, racial and ethnic diversity) that will enable us to achieve our strategic goals. Our Board is continuously refreshed and we had five new directors in the past five years. For more information, see pages 7-9.

Our ESG goals are also linked to executive compensation. Compensation scorecards reflect key ESG goals including diversity, equity and inclusion, climate and sustainability. For more information, see pages 54-55.

Oversight of Political Contributions and Engagement Activities

The Company is committed to maintaining orderly, stable and productive relationships with its stakeholders in government. The nature of our business requires that we are a trusted corporate citizen with an unwavering commitment to integrity. The Corporate Governance Committee oversees our political engagement activities in accordance with our Corporate Political Participation Practice, which may be found here: https://investor.pseg.com/esg/governance-overview/default.aspx

In 2020, we revised our Corporate Political Participation Practice to implement additional controls on the Company’s political engagement activities. These controls expand internal requirements applicable to the Company’s interactions with prominent political figures and its contributions to political organizations and social welfare organizations (i.e., 501(c)(4) organizations). For example, any contribution to a social welfare organization will undergo a robust review to confirm the contribution will not result in unreasonably adverse reputational or business risk and must be approved by the Senior Vice President - Corporate Citizenship and EVP and General Counsel. These additional controls also expand the review and approval process applicable to interactions with prominent political figures and others close to them. Also, vendors or suppliers who perform lobbying activities or political consulting may not subcontract work without our prior review and approval.

Consistent with our commitment to
integrity in our political activities,
we are transparent about our political
contributions. Annually, we publish a
report that includes our corporate
contributions to candidates, trade
associations and other political and
social welfare organizations. With
regard to trade associations,
we request that trade associations to
which we paid total annual payments
of $50,000 or more identify the portion
of dues or payments received from
PSEG that were used for
expenditures or contributions that, if
made directly by PSEG, would not
have been deductible under
Section 162(e)(1)(B) of the Internal

Revenue Code (IRC). The report is available here: https://investor.pseg.com/esg/ governance-overview/default.aspx

PSEG 2022 Proxy Statement    35

Corporate Governance – Our Governance Priorities

What We Expect of Our Employees, Officers and Directors

We have a long-established corporate culture of emphasizing integrity, honesty and the highest ethical standards and require all to remain in compliance with our Standards of Conduct. Our Chief Compliance Officer has overall responsibility for administering the Standards of Conduct under the oversight of the Audit Committee.

The Standards of Conduct are posted on our website at: https://corporate.pseg.com/aboutpseg/leadershipandgovernance/standardsofconduct

Our Standards of Conduct:

•

Form an integral part of our business conduct compliance program and apply to all of our directors, employees and contractors, who are each responsible for understanding and complying with the Standards of Conduct;

•	Establish a set of written common expectations for dealings with investors, customers, fellow employees, competitors, vendors, government officials and the media; and

•	Provide procedures for seeking ethical guidance and reporting concerns, including a hotline.

We require every employee to complete annual training on the Standards of Conduct.

We commit to post on our website:

•	Any amendment to the Standards of Conduct; and

•

Any waiver from the Standards of Conduct that applies to any director, executive officer or person performing similar functions and that relates to any applicable SEC requirement. Waivers may be granted in exceptional circumstances only and must be made by the Board.

In 2021, we did not grant any waivers to the Standards of Conduct.

Our Standards of Conduct, Compliance Program, Related Person Transactions Practice and Conflicts of Interest Practice described below, establish clear policies and procedures regarding personal and business conduct. Our written management practices provide that any capital investment with a non-PSEG entity or its affiliate, for which one of our directors or officers serves as a director or executive officer, must be approved by our Board. These are our only written policies and procedures regarding the review, approval or ratification of transactions with related persons.

Certain Relationships and Related Person Transactions

Under our Related Person Transactions Practice, which is administered by the Corporate Governance Committee, directors and executive officers must report any potential related person transactions.

For purposes of our Related Person Transactions Practice, a related person transaction includes transactions in which PSEG is a participant, the amount involved exceeds $120,000 and a “related person” has or will have a direct or indirect interest. Related persons of PSEG consist of directors (including director nominees), executive officers, stockholders beneficially owning more than 5% of PSEG’s voting securities and the immediate family members of these individuals.

The Corporate Governance Committee reviews the facts and circumstances of each transaction and approves or ratifies related person transactions that it determines are in the best interests of PSEG and its stockholders. The Corporate Governance Committee’s consideration includes:

•	Whether the transaction was in the ordinary course of business and at arm’s length, in accordance with the Company’s internal policies and procedures

•	Whether the transaction involved any special treatment of the related person

•	The purpose of the transaction and its potential benefits to PSEG
•	The approximate dollar value of the transaction

•	The related person’s interest in the transaction

•	Any other information regarding the transaction or the related person that the Committee deems relevant

36    PSEG 2022 Proxy Statement

Corporate Governance – Certain Relationships and Related Person Transactions

PSEG Director Barry H. Ostrowsky is the President and CEO of RWJBarnabas Health (RWJBarnabas), a non-profit corporation incorporated in New Jersey.

•

In 2021, as part of the Company’s philanthropic activities and commitment to invest in the communities in which we do business, the Company, directly or through a subsidiary, donated approximately $59,150 to facilities affiliated with RWJBarnabas and the PSEG Foundation, a separate, 501(c)(3) organization that is funded by the Company but whose donations are not determined or influenced by the PSEG Board, donated approximately $162,500. It is expected that PSEG and the PSEG Foundation each will make future contributions to facilities affiliated with RWJBarnabas.

•

Since 2013, the Company’s subsidiary, PSEG Services Corporation (Services), has had a contractual arrangement with an RWJBarnabas affiliate, Robert Wood Johnson University Hospital Hamilton (RWJ Hamilton), pursuant to which RWJ Hamilton provides medical care, medical testing and related services to the Company and its subsidiaries. In 2021, the Company paid a total of approximately $464,000 for services provided pursuant to this arrangement. The Company expects to pay a similar amount in 2022.

•

Since 2008, the Company’s subsidiary, PSE&G, has engaged in an ongoing Hospital Energy Efficiency Program (HEE Program), through which PSE&G provides funds for energy efficiency upgrades to hospitals throughout the PSE&G service territory. The HEE Program was approved, and is overseen, by the NJBPU. PSE&G has committed to invest approximately $271.8 million through the HEE Program to a variety of hospitals over the course of several years. PSEG had made commitments of approximately $82.1 million to RWJBarnabas facilities. These projects are in various stages of completion, with several fully completed and others in progress or in the planning stage. The aggregate portion that RWJBarnabas facilities have committed to repay to PSE&G through utility bills in accordance with the NJBPU-approved terms of the program is equal to approximately $32.7 million. Because the HEE Program is ongoing, the investment and repayment figures are subject to change in the coming years.

Christopher LaRossa, brother of Ralph A. LaRossa, COO of PSEG and one of the Company’s NEOs, is an employee of, and receives compensation from, PSE&G. During 2021, Christopher LaRossa served and currently serves as District Manager – Regulatory Policy and Procedure. The approximate total compensation paid to Christopher LaRossa during 2021 was within the range set for employees with comparable qualifications and responsibilities who held similar positions at the Company (salary of $116,000-$232,000 plus incentive compensation targeted at 20% of salary). He also received health insurance and other benefits available to all other employees in a similar position. His compensation was determined in accordance with our compensation practices applicable to employees who hold similar positions. Ralph A. LaRossa did not and does not have any direct responsibility for directing or reviewing his brother’s work or any influence over his brother’s compensation or the other terms of his employment.

The Corporate Governance Committee reviewed all of the transactions referenced above and determined that they are in the best interests of PSEG and its stockholders. We do not have any other related person transactions that meet the requirements for disclosure in this Proxy Statement.

Conflicts of Interest

The Governance Principles provide that a director must notify the Chair of the Corporate Governance Committee if the director encounters a conflict of interest or proposes to accept a position with a new entity so that potential conflicts of interest may be reviewed. Our Conflicts of Interest Practice applies to all employees, contractors, suppliers and any third party working on behalf of PSEG and covers situations where individual interests are or could be at odds or in conflict with PSEG’s interests. These situations are required to be reported to our Office of Ethics and Compliance, which may conduct an investigation or take actions it deems appropriate.

PSEG 2022 Proxy Statement    37

Security Ownership Table

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows, as of February 18, 2022, beneficial ownership of our common stock by the directors and nominees and the currently serving executive officers named in the 2021 Summary Compensation Table. None of these amounts exceeds one percent of our common stock outstanding. The table also shows as of February 18, 2022, beneficial ownership in shares by any person or group known to us to be the beneficial owner of more than five percent of our common stock. According to the Schedule 13G filed by each owner with the SEC, these securities were acquired and are held in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

Name	Owned Shares (#)(1)	Restricted Stock (#)(2)	Stock Units/ RSUs (#)(3)	Phantom Shares (#)(4)	Deferred Equity Shares (#)(5)	Amount of Beneficial Ownership of Common Stock (#)	Percent of Class (%)

Directors:

Willie A. Deese	-	-	17,775	-	-	17,775	<1

Shirley Ann Jackson(6)	5,604	9,600	57,031	8,041	-	80,276	<1

David Lilley	-	-	49,159	33,751	-	82,910	<1

Barry H. Ostrowsky(7)	-	-	10,558	-	-	10,558	<1

Scott G. Stephenson(7)	-	-	5,076	-	-	5,076	<1

Laura A. Sugg(7)	210	-	7,600	-	-	7,810	<1

John P. Surma(7)	1,736	-	5,076	-	-	6,812	<1

Susan Tomasky	-	-	34,480	-	-	34,480	<1

Alfred W. Zollar	2,832	-	31,351	-	-	34,183	<1

NEOs:

Ralph Izzo(8)	96,955	-	140,716	-	1,732,517	1,970,188	<1

Daniel J. Cregg(8)	85,131	-	26,818	-	-	111,949	<1

Ralph A. LaRossa(8)	10,720	-	37,579	-	154,278	202,577	<1

Tamara L. Linde(8)	38,332	-	20,568	-	-	58,900	<1

David M. Daly(8)	49,175	-	14,698	-	-	63,873	<1

All Directors, NEOs and Executive Officers of the Company as a Group (16 Persons):

	350,799	9,600	478,868	41,792	1,886,795	2,767,854	<1

Certain Beneficial Owners:

Blackrock, Inc.(9)						50,236,433	9.90

State Street Corporation(10)						28,402,841	5.62

Vanguard Group, Inc.(11)						42,495,468	8.40

(1)

Includes all shares, if any, held directly, in brokerage accounts, under the Thrift and Tax-Deferred Savings Plan (401(k) Plan), Enterprise Direct, Employee Stock Purchase Plan, shares owned jointly by or with a spouse and shares held in a trust or a custodial account.

(2)	Includes restricted stock granted to directors under the former Stock Plan for Outside Directors.
(3)

Includes vested and unvested RSUs granted to executive officers under the LTIP and stock units granted to directors under the Equity Compensation Plan for Outside Directors (Directors Equity Plan), with no voting rights.

(4)

Includes phantom shares accrued under the Directors’ Deferred Compensation Plan for those individuals who have elected to have the earnings on their deferred payments calculated based upon the performance of our common stock, with no voting rights and all payouts in cash.

(5)	Includes shares deferred under the Equity Deferral Plan, with no voting rights.
(6)	Dr. Jackson is not standing for re-election, having reached the mandatory retirement age for directors.
(7)	Board member has not yet met their ownership requirement.
(8)	Address: 80 Park Plaza, Newark, NJ 07102
(9)	As reported on Schedule 13G filed on February 1, 2022. Address: 55 East 52nd Street, New York, NY 10055.
(10)	As reported on Schedule 13G filed on February 11, 2022. Address: One Lincoln Street, Boston, MA 02111.
(11)	As reported on Schedule 13G filed on February 9, 2022. Address: 100 Vanguard Blvd., Malvern, PA 19355.

38    PSEG 2022 Proxy Statement

Director Compensation

DIRECTOR COMPENSATION

The table below reports 2021 compensation to directors except Mr. Izzo, as explained below, under How Our Directors Are Compensated.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Willie A. Deese	160,000	135,002	-	-	-	10,150	305,152

Shirley Ann Jackson	215,000	135,002	-	-	-	10,150	360,152

David Lilley	185,000	135,002	-	-	-	150	320,152

Barry H. Ostrowsky	155,000	135,002	-	-	-	150	290,152

Scott G. Stephenson	135,000	135,002	-	-	-	150	270,152

Laura A. Sugg	153,333	135,002	-	-	-	150	288,485

John P. Surma	155,000	135,002	-	-	-	150	290,152

Susan Tomasky	185,000	135,002	-	-	-	150	320,152

Alfred W. Zollar	160,000	135,002	-	-	-	2,650	297,652

(1)

Includes all meeting fees, chair/committee retainer fees and the annual retainer, as described below under How Our Directors Are Compensated, and reflects time served in a particular position throughout the year. Includes the following amounts deferred pursuant to the Directors’ Deferred Compensation Plan, described below.

Deese ($)	Jackson ($)	Lilley ($)	Ostrowsky ($)	Stephenson ($)	Sugg ($)	Surma ($)	Tomasky ($)	Zollar ($)
-	215,000	-	-	-	-	-	-	-

(2)

For each, the grant date fair value of the award on May 3, 2021 equated to 2,121 stock units, rounded up to the nearest whole share, based on the then current market price of the common stock of $63.65. In addition, each individual’s account is credited with additional stock units on the quarterly dividend dates at the then current dividend rate. The following table shows outstanding stock units granted under the Directors’ Equity Plan and restricted stock granted under the prior Stock Plan for Outside Directors, as of December 31, 2021:

	Deese (#)	Jackson (#)	Lilley (#)	Ostrowsky (#)	Stephenson (#)	Sugg (#)	Surma (#)	Tomasky (#)	Zollar (#)

Stock Units	17,775	57,031	49,159	10,558	5,076	7,600	5,076	34,480	31,351

Restricted Stock	-	9,600	-	-	-	-	-	-	-

PSEG 2022 Proxy Statement    39

Director Compensation – How Our Directors Are Compensated

How Our Directors Are Compensated

As provided in our Governance Principles, director compensation is reviewed periodically by the Corporate Governance Committee, which recommends approval to the Board. Our compensation to non-management directors is comparable to median director compensation among our peer companies, in order to be able to attract and retain high quality Board members. This compensation includes a cash retainer, RSUs and reimbursement for expenses for attending Board and committee meetings and related functions. Ralph Izzo, who is compensated as our CEO does not receive any additional compensation for Board membership. His compensation as an employee is shown in this Proxy Statement in the executive compensation tables and in the Executive Compensation section. In accordance with PSEG’s Certificate of Incorporation, the Company provides indemnity and reimbursement of expenses to the full extent permitted by law and provides directors’ and officers’ insurance.

The independent directors are compensated according to the schedule shown below. All amounts are paid in cash, except the equity grant, which is paid in common stock units equal to the amount shown. All payments to the Chairs and committee members, as indicated, are per assignment and are in addition to the annual retainer and equity grant.

Every two years, our independent compensation consultant, CAP, advises the Corporate Governance Committee on the competitiveness of our director compensation. Following a review of peer company market data conducted by CAP, the fee schedule was last reviewed by CAP in 2021 and was revised effective May 1, 2022. In September 2021, the Corporate Governance Committee recommended, and the full Board approved, a new director compensation structure to eliminate committee member retainers, to increase the annual retainer amount from $95,000 to $120,000, and to increase the annual equity grant award value from $135,000 to $180,000. The increase in the annual retainer will also result in an increase in the ownership requirement. The committee membership fees ($20,000) are being eliminated effective May 1, 2022.

Current Fee Schedule ($)

Annual Retainer	95,000

Annual Equity Grant	135,000

Lead Director	40,000

Committee Chair: Audit; O&CC	30,000

Committee Chair: Corporate Governance; Finance	25,000

Committee Chair: Industrial Operations	25,000

Committee Member: Audit	20,000

Committee Member: Corporate Governance; Executive; Finance; O&CC	20,000

Committee Member: Industrial Operations	20,000

Directors’ Stock Ownership Requirement

Our Governance Principles require that our directors own shares of our common stock (including any restricted stock, whether or not vested, any stock units under the Directors’ Equity Plan and any phantom stock under the Directors’ Deferred Compensation Plan) equal to six times the annual retainer (which is currently $95,000 for a total required ownership level of $570,000, and increasing to $720,000 effective May 1, 2022) before they may sell any PSEG stock. The Board raised the minimum ownership requirement in 2019 from five to six times the annual retainer to be aligned with market practice. All incumbent directors currently meet this stock ownership level except for our four newest directors: Barry H. Ostrowsky, who joined the Board in February 2018; Laura A. Sugg, who joined the Board in January 2019; John P. Surma, who joined the Board in November 2019 and Scott G. Stephenson who joined the Board in February 2020. Additional details can be found in the table under Security Ownership of Directors, Management and Certain Beneficial Owners on page 38.

Directors’ Equity Plan

The Directors’ Equity Plan is a deferred compensation plan and, under its terms, each of our outside directors is granted an award of stock unit equivalents each May 1st (in an amount determined from time-to-time by the Board) which is recorded in a bookkeeping account in the director’s name and accrues credits equivalent to the dividends on shares of our common stock. If a director does not remain a member of the Board (other than on account of disability or death) until the earlier of the succeeding April 30th or the next Annual Meeting of Stockholders, the award for that year will be prorated to reflect actual service. Distributions of all deferred equity under the Directors’ Equity Plan are made in shares of our common stock after the director terminates service on the Board in accordance with elected distributions, which may be either in a lump-sum payment or, with respect to grants made prior to 2012, in annual payments over a period of up to ten years.

Under the Directors’ Equity Plan, beginning with grants made in 2012, directors may elect to receive distribution of a particular year’s deferrals either upon termination of service or after a specified number of years or, effective in 2020, directors who have met

40    PSEG 2022 Proxy Statement

Director Compensation – How Our Directors Are Compensated

the stock ownership requirement may elect to receive distribution of shares upon vesting. A director may elect to receive distribution of such deferrals in the form of a lump-sum payment or annual installments over a period of three to fifteen years. Distribution elections must be made prior to the date of the award.

Directors may make a distribution election for each year’s deferred compensation and may make changes regarding the timing of distribution elections with respect to prior deferred compensation as long as any new distribution election is made at least one year prior to the date that the distribution would otherwise have begun and the revised commencement date is at least five years later than the date that the distribution would otherwise have begun.

Directors’ Deferred Compensation Plan

Under the Directors’ Deferred Compensation Plan, directors may elect to defer any portion of their cash fees. Elections must be made in the calendar year prior to the year of payment. When deferral is elected, the director must make an election as to the timing of the distribution from the Directors’ Deferred Compensation Plan account. Distributions are made in cash.

For amounts deferred prior to 2012, distributions may begin (a) on the thirtieth day after the date of termination of service as a director or, in the alternative, (b) on January 15th of any calendar year following termination of service, but in any event no later than the later of (i) January of the year following the year of the director’s 71st birthday or (ii) January following termination of service. Directors may elect to receive the distribution of their Directors’ Deferred Compensation account in the form of one lump-sum payment or annual distributions over a period of up to ten years.

For compensation deferred beginning in 2012, directors may elect to begin distribution of a particular year’s deferrals, either (a) within 30 days of termination of service or (b) a specified number of years following termination of service. They may elect to receive distribution of such deferrals in the form of a lump-sum payment or annual installments over a period of three to fifteen years.

Directors may make a distribution election for each year’s deferred compensation and may make changes regarding the timing of distribution elections with respect to prior deferred compensation as long as any new distribution election is made at least one year prior to the date that the distribution would otherwise have begun and the revised commencement date is at least five years later than the date that the distribution would otherwise have begun.

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Executive Compensation

We recognize that executive compensation is an important matter for our stockholders. As required by Section 14A of the Exchange Act, we provide you with an opportunity to cast an advisory vote on our executive compensation programs as described in this Proxy Statement. This is commonly referred to as say-on-pay.

This vote is held annually and is non-binding, but the Board, the O&CC and management carefully review the voting results and take them into consideration when making future decisions regarding our executive compensation. We also regularly engage in dialogue with our shareholders to offer the opportunity to provide feedback on our executive compensation programs.

The next say-on-pay vote will occur at our 2023 Annual Meeting of Stockholders. The next say-on-frequency vote, which determines how often the say-on-pay vote is to be held, will occur at our 2023 Annual Meeting of Stockholders.

The O&CC has approved the compensation arrangements discussed in the Report of our O&CC, the Executive Compensation section and the compensation tables. We encourage you to read our Executive Compensation section, in which we explain the reasons supporting our executive pay decisions. We have summarized the highlights in our Executive Compensation Summary.

We believe our executive compensation is reasonable and appropriate, reflecting market conditions and performance. We are asking you to indicate your support of our executive compensation program as described in this Proxy Statement. This vote is not intended to address any specific item of compensation or any specific individual. Rather, it is an indication of your agreement with the overall philosophy, policies, practices and compensation of our NEOs as described in this Proxy Statement. Accordingly, as recommended by the Board, we ask you to vote in favor of the following resolution:

Resolved, that the stockholders hereby approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of

Stockholders pursuant to the applicable rules of the SEC, including the Compensation

Discussion and Analysis, compensation tables and narrative discussion.

Vote required: We will tally the votes cast, excluding abstentions and shares withheld or for which no instructions are given.

  THE BOARD RECOMMENDS A VOTE FOR THE RESOLUTION IN THIS PROPOSAL.

42    PSEG 2022 Proxy Statement

Compensation Discussion and Analysis – 2021 Named Executive Officers

EXECUTIVE COMPENSATION SUMMARY

•	2021 Named Executive Officers

•	2021 Company Performance Overview

•	Executive Compensation Philosophy and Pay for Performance

•	Executive Compensation

•	Say-on-Pay and Shareholder Engagement

•	Executive Compensation Best Practices

•	Peer Comparison and Benchmarking

•	How We Compensate Our Executives

•	Our Compensation Elements Explained

•	Executive Compensation Governance Features and Controls

•	Accounting and Tax Implications

•	Compensation Committee Interlocks and Insider Participation

•	Executive Compensation Tables

2021 Named Executive Officers

Ralph Izzo, Chairman of the Board, President & Chief Executive Officer (CEO)
Daniel J. Cregg, Executive Vice President (EVP) & Chief Financial Officer (CFO)
Ralph A. LaRossa, Chief Operating Officer (COO) – PSEG
Tamara L. Linde, Executive Vice President (EVP) & General Counsel
David M. Daly, Executive Advisor – PSE&G (1)

(1)

Ms. Kim Hanemann succeeded Mr. Daly as President and COO PSE&G effective June 30, 2021, having previously served as PSE&G’s Senior Vice President and COO. Mr. Daly’s last day with the Company was January 3, 2022.

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Compensation Discussion and Analysis – 2021 Company Performance Overview

2021 Company Performance Overview

The charts below compare the relative contributions of PSE&G and PSEG Power to our consolidated Net Income (Loss) and Non-GAAP Operating Earnings over the past five years and show our steady earnings and consistent dividend growth in those years. This impact is reflected in the realized pay of our NEOs, since our executive compensation program links incentive payouts to measures of Non-GAAP Operating Earnings over multiple time frames. We show below the annual TSR and ROIC in the last three years compared to our 2021 peer group. You can find a more comprehensive discussion of our 2021 business and financial performance in our 2021 Form 10-K.

See Appendix A for a complete list of items excluded from Net Income (Loss) in the determination of non-GAAP Operating Earnings.

GAAP: Contribution to PSEG Net Income (Loss) ($ Millions) **and Net Income (Loss) per share** ($/Share)

$3.10
$2.83
$3.33
$3.76
($1.29)
122
479
973
365
6
1,067
468
1,250
(25)
594
1,327
(16)
1,446
(2,056)
(38)
2017
2018
2019
2020
2021
PSEG Enterprise/Other
PSEG Power
PSE&G
Net Income (Loss) per share (GAAP)

Non-GAAP: Contribution to PSEG Operating Earnings ($ Millions) **and Operating Earnings per share** ($/Share)

$2.93
$3.12
$3.28
$3.43
$3.65
20
505
963
13
502
1,067
7
409
1,250
430
1,327
(16)
438
1,446
(31)
2017
2018
2019
2020
2021
PSEG Enterprise/Other
PSEG Power
PSE&G
Operating Earnings per share (non-GAAP)

Annual Total Shareholder Return (TSR)

3-Year TSR
PSEG: 41.9%
PSEG Peers: 38.8%
17.1%
28.4%
2.4%
-6.8%
18.3%
17.3%
2019
2020
2021
PSEG
Peer Group

Annual Return on Invested Capital (ROIC)

3-Year ROIC
PSEG: 4.5%
PSEG Peers: 5.4%
6.9%
6.1%
7.2%
5.0%
-0.7%
5.0%
2019
2020
2021
PSEG
Peer Group

PSEG Dividend Payout ($/Share)

$2.10
$2.00
$1.90
$1.80
$1.70
$1.60
$1.72
$1.80
$1.88
$1.96
$2.04
2017
2018
2019
2020
2021

44    PSEG 2022 Proxy Statement

Compensation Discussion and Analysis – Executive Compensation Philosophy and Pay for Performance

Executive Compensation Philosophy and Pay for Performance

Our program aligns executive compensation to the successful execution of our strategic plans, meeting our financial and operational goals and delivering strong returns to our shareholders while balancing the interests of our multiple stakeholders. These include our stockholders, the customers we serve, our employees, our suppliers and the communities in which we operate. We attract and retain exceptional executive talent needed for long-term success by ensuring our compensation is market competitive with our peers.

Our incentive plans focus on financial and operational performance as well as human capital management. For 2022, we made additional changes to our SMICP and LTIP to focus on our ESG commitments and priorities. Our LTIP also focuses on performance versus peers over a multi-year time horizon. The goals of individual NEOs, including our CEO, place a high value on critical and strategic initiatives, long-range planning, disciplined investments, ESG priorities and operational excellence that enhance value and our responsibilities as a public utility. The actual value of compensation, especially equity grants, reflect our Company’s performance over time.

The O&CC annually reviews and evaluates our compensation program and maintains the flexibility to make decisions about actual compensation levels and awards based on achievement of our business objectives and relevant circumstances affecting our Company. In addition to the established performance measures, these may include economic, market and competitive conditions, regulatory and legal requirements, internal pay equity considerations, ESG priorities, impact on financials of the strategic alternatives review, and peer group or market practices. The O&CC and the Board align strong pay for performance with long-term stockholder value creation without encouraging excessive risk taking.

No COVID-19 Related Adjustments to Compensation

The O&CC determined not to make any adjustments to the targets or results for the 2021 compensation program for our NEOs despite our 2021 financial results being impacted by the COVID-19 pandemic. All metrics were unchanged from what was established at the beginning of the fiscal year, and incentive programs were assessed including the impacts of COVID-19. Both PSU metrics (TSR and ROIC) are measured relative to peer performance, with all peers impacted to various degrees by this event. For more information on CEO Compensation, see page 50.

2021 Target Compensation Summary

Overall target compensation should be competitive compared to individuals in our peer group so that we can attract, motivate and retain exceptional talent. The 2021 compensation decisions are reflective of each executive’s role, responsibilities, performance and time in position. Our 2021 target compensation is as follows:

	Base Salary ($)	Annual Incentive	Target Total Cash ($)	Long-Term Incentive($)		Target Total Compensation ($)
Executive				PSUs	RSUs

Ralph Izzo	1,421,400	140%	3,411,360	6,370,040	2,730,025	12,511,425

Daniel J. Cregg	714,300	75%	1,250,025	1,225,018	525,027	3,000,070

Ralph A. LaRossa	810,700	90%	1,540,330	1,680,058	720,029	3,940,417

Tamara L. Linde	657,800	75%	1,151,150	910,015	390,004	2,451,169

David M. Daly	600,000	75%	1,050,000	952,020	408,026	2,410,046

The above values reflect target compensation opportunities, which may not match the Summary Compensation Table.

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Compensation Discussion and Analysis – Say-on-Pay and Shareholder Engagement

EXECUTIVE COMPENSATION

Say-on-Pay and Shareholder Engagement

At the 2021 Annual Meeting, our stockholders voted approximately 93.7% in favor of our say-on-pay proposal, demonstrating their concurrence that our programs reflect our strong pay-for-performance philosophy. We continuously review our executive compensation program in recognition of investor feedback and adjust, as appropriate, the compensation of our executives in light of their performance, our business results, our financial condition and the competitive market for the role.

93.7% of stockholders voted in favor of 2021 say-on-pay proposal	We strongly encourage investor feedback and will continue to review and make changes to our executive compensation program in recognition of investor interests, evolving trends and best practices.

In particular, the O&CC, with input from our independent compensation consultant, CAP, considered the 2021 say-on-pay vote result and current market practices as it evaluated our executive compensation program. During the past year, we actively reached out to many of our largest investors to advise them of recent compensation and governance actions we have taken and to listen to any concerns they may have. We always welcome stockholders’ comments and suggestions and continue to consider the outcome of the say-on-pay vote on our program design.

Executive Compensation Best Practices

What We Do	What We Don’t Do

 Pay for performance, with a significant portion of target compensation at risk

 Use of ESG metrics in both the SMICP and LTIP for the PSU component (new for 2022 PSUs)

 Set stretch performance goals

 Competitive pay, targeted around the median

 Maximum payout cap for incentive plans

 Minimum vesting of three years for RSUs and PSUs unless retirement eligible

 Double trigger in the event of a change-in-control to receive severance benefits

 Clawback policy that applies to financial restatements or in the event of misconduct or material violations of our Standards of Conduct

 Robust stock ownership guidelines for executives

 Independent executive compensation consultant reviews programs and practices

 Engage stockholders to solicit feedback on our compensation program

 Uniform retirement formulas for all employees

   No guaranteed incentive compensation

   No excise tax gross ups

   No hedging or pledging for any employee, including officers and directors

   No compensation plans that encourage or reward executives’ excessive risks

   No dividends paid on unearned awards

   No repricing or exchange of underwater stock options

   No excessive perks

   No longer offer additional service credit for pension calculation

   No discretion exercised for adverse effects of COVID-19

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Compensation Discussion and Analysis – Peer Comparison and Benchmarking

Peer Comparison and Benchmarking

How We Choose Peers for Benchmarking

We evaluate and set executive compensation to be competitive within a peer group comprised of similarly sized energy companies, with a significant focus on regulated utilities given our strategy. We consider our peers’ earnings, market capitalization, operational characteristics, price-to-earnings ratio and revenue. Because our revenue is driven by energy demand and prices that are outside the control of management, we emphasize earnings over revenue. We believe this approach is more reflective of the complexities of our business when comparing across companies.

Each year, we re-evaluate the peer group to assess its appropriateness. Our peer companies for 2021 are listed below.

Peer Companies

Ameren Corporation	American Electric Power Co., Inc.	CenterPoint Energy, Inc.

CMS Energy Corporation	Consolidated Edison, Inc.	Dominion Resources, Inc.

DTE Energy Company	Duke Energy Corporation	Edison International

Entergy Corporation	Eversource Energy	Exelon Corporation

FirstEnergy Corporation	PPL Corporation	Sempra Energy

Southern Company	WEC Energy Group, Inc.	Xcel Energy Inc.

For 2021, we removed NextEra Energy and NRG Energy and added CMS Energy and WEC Energy. NextEra Energy and NRG Energy were removed due to their business mix and profile. CMS Energy and WEC Energy were added due to their comparability to us in business mix, profile, and size. For 2022, we did not make changes to the peer group.

How We Use Peer Data

Pay Governance LLC assists in analyzing the annual Willis Towers Watson Energy Services Executive Compensation Survey–U.S. assessment of the market using the peer companies. We use the peer group data to the extent each position is reported in the survey data. The O&CC’s independent consultant, CAP, reviews the outcome of the competitive assessment and provides supplemental data on the peer group as required.

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Compensation Discussion and Analysis – Peer Comparison and Benchmarking

Compensation Benchmark

Market positioning varies based on benchmark match (comparability), and an executive’s experience, performance, and time in role. Executives who have been in their roles a significant amount of time may exceed the median of peers due to experience and performance.

Base Salary, target Total Cash Compensation and target Total Direct Compensation of each of the NEOs as a percentage of the comparative median benchmark levels of the peer group are noted below, along with each individual’s time in position. Mr. Izzo’s compensation decisions are discussed further in the CEO Compensation section.

Percent of Comparative Median Benchmark Levels (2021)

Chart reflects executive compensation decisions made in December 2020.

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Compensation Discussion and Analysis – How We Compensate Our Executives

How We Compensate Our Executives

See the section on Our Compensation Elements Explained below for more detail.

The O&CC believes that the majority of a senior executive’s compensation should be performance-based, and the more senior an executive’s position is in the organization, the more that executive’s pay should be oriented toward long-term compensation. On average, 76% of pay is at risk for our NEOs, with 89% of pay at risk for our CEO.

Executive Performance and Goals

We have provided detailed calculations of the payouts under our SMICP and LTIP, including a discussion of the pre-established goals for these incentive plans and the performance achieved by our NEOs.

We do not disclose forward-looking targets for our annual incentive plan, where the disclosure could result in competitive harm. On an annual basis, the O&CC and CAP, the Committee’s independent consultant, review the degree of difficulty of the targets to ensure that the goals are driving performance. For our long-term plan, however, we use relative metrics only and the goal and corresponding payout percent are noted in the 2021 Grants section.

Targets are set based on the proposed business plan and a rigorous process is undertaken at the start of each year to determine the range of performance for each measure. The corporate and business unit performance goals are set at levels that require strong performance for a target payout and superior performance for a greater than target payout.

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Compensation Discussion and Analysis – How We Compensate Our Executives

For 2021, we set SMICP targets that were higher than actual 2020 results for the PSEG and PSE&G earnings components. Recognizing that our business is highly sensitive to factors outside our control, including energy prices and weather, in some years our goals in the SMICP may be below the prior year’s results, which is common among our peers. Accordingly, PSEG Power’s 2021 SMICP earnings component was set below 2020 actual results.

CEO Compensation

In December 2020, at the request of the CEO, the Committee recommended no changes to Mr. Izzo’s 2021 target compensation due to macroeconomic challenges and the impact the global pandemic had on businesses, communities, our customers, our employees, and individuals. CEO compensation was approved by all independent directors.

Mr. Izzo’s experience, including his deep understanding of our strategy, operations, risk profile, regulatory and environmental circumstances, supports the above market median compensation philosophy in light of continued strong financial performance over time.

SMICP and LTIP amounts in the graph above reflect the target values. Actual payouts are reported in the Executive Compensation section following the applicable performance period.

Our Compensation Elements Explained

Executive Base Salary

Each NEO’s base salary level is reviewed annually by the O&CC. The O&CC considers base salary adjustments for individual NEOs other than the CEO based on market data, CEO recommendations, performance and additional factors including leadership, time in position and other personal contributions. Mr. Izzo received no base salary adjustment in 2021. Other NEOs’ increases ranged from 3% to 5%.

Executive Annual Cash Incentive

Our NEOs are eligible for an annual cash incentive under our SMICP. The O&CC evaluates each NEO’s incentive compensation based on achievement of specific performance goals relating to the Company’s and the applicable business unit’s earnings, a business unit scorecard and strategic goals. The business unit scorecard metrics are comprised of goals based on financial, operational and strategic performance of the respective business unit. The focus is on performance measured against benchmarked targets and continuous improvement from prior year. The O&CC approves the incentive compensation for all NEOs except the CEO. The O&CC recommends the CEO’s incentive compensation to the Board, which approves it.

All executive officers have strategic “People Strong” goals, tied to, growth and development, recognition, diversity, equity and inclusion, and citizenship and volunteerism. These goals support our Company-wide strategic initiatives, enhancing the employee experience with a focus on culture, diversity, equity and inclusion, and talent development. The goals foster a culture of inclusion inside the Company, where every employee is valued for their unique perspectives, backgrounds, skills and experiences and can contribute to the success of PSEG, as well as in the communities we serve. The business unit scorecard and other strategic goals focus on the following categories: People, Safe and Reliable, Economic and Greener Energy, which are benchmarked, when possible, against the broader utility industry, setting our targets at the top quartile (or the top decile for safety-related measures). People-related goals include OSHA benchmarks, and diversity, equity and inclusion measures.

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Compensation Discussion and Analysis – Our Compensation Elements Explained

Safe and Reliable includes System Average Interruption Duration Index and other reliability measures, JD Power measures, performance indicators and cybersecurity measures. Economic focuses on financial measures including cash generation, expense management and ROIC. Greener Energy focuses on renewable energy generation and energy efficiency.

Strategic Enterprise-wide scorecard categories include Strategic Alternatives, nuclear ZECs, market policy rules, PSE&G filings, offshore wind, valuation and long-term strategic business plan, COVID pandemic, and Long Island management contract. Mr. Izzo has a larger percentage tied to additional strategic objectives focused more broadly on Operational Excellence, Financial Strength and Disciplined Investments.

Operational Excellence	Financial Strength	Disciplined Investments

•  Achieve top quartile performance in providing safe, reliable, economic and greener energy

•  Utilize our core commitments to attract, develop, and retain a high-performing, diverse workforce that drives organizational performance and advances a culture of collaboration, innovation, learning, and growth, where there is comfort in speaking up, new ideas are welcome, and all employees feel included and valued

•  Implement action plans on Long Island, including improving storm performance, and resolve outstanding issues

•  Achieve earnings targets and execute cost efficiency and business optimization initiatives. Improve valuation by improving business profile through the successful sale of our Fossil and Solar portfolios and long-term growth prospects, while maintaining strong credit ratings

•  Deliver value through strong relations with key stakeholders – customers, stockholders, employees, regulators, governments and communities

•  Develop and execute strategies to sustain and profitably grow our businesses, with a focus on infrastructure and clean energy opportunities, including preserving nuclear and developing further offshore wind investments, including offshore wind transmission

•  Maintain rigorous capital review process and execute investments on budget and schedule, including implementing support structures for new and significantly expanded investment areas (Offshore wind and Clean Energy Future investments)

Each NEO’s performance under each applicable factor — corporate EPS, business unit earnings, business unit scorecard and strategic goals — could range from zero to 2.0 (200%) based on the achievement of pre-determined goals.

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Compensation Discussion and Analysis – Our Compensation Elements Explained

Operating EPS (non-GAAP) excludes mark-to-market activity, Nuclear Decommissioning Trust (NDT) related activity and material one-time items. In order to provide a consistent comparison of earnings, PSE&G’s non-GAAP Operating Earnings results are adjusted for variances between actual interest expense and the business plan. PSEG Power’s non-GAAP Adjusted EBITDA excludes the same items as non-GAAP Operating Earnings, as well as income tax expense, interest expense and depreciation and amortization. We further adjusted PSEG Power’s non-GAAP Adjusted EBITDA to exclude tax credit purchase costs, which directly impact income tax expense and to exclude a $22 million Solar Source net income variance to plan for the post sale interim period. We used these non-GAAP measures because we believe they better reflect operating performance and more directly relate to ongoing operations of the businesses. See Appendix A for reconciliation to GAAP of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA.

Executive Long-Term Incentive

Equity grants are typically made each February. Factors that are considered in the determination of award amounts are the competitive market and the individual’s role, responsibilities, contributions, as well as talent retention needs. With respect to the CEO, the O&CC develops a recommended award opportunity in consultation with CAP and presents the proposal for approval by the Board.

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Compensation Discussion and Analysis – Our Compensation Elements Explained

RSUs are denominated in units of common stock and cliff vest at the end of three years, payable in shares of our common stock. PSUs are denominated in units of common stock and are subject to achievement of certain performance goals over a three-year period, vesting at the end of the performance period.

2019 Grant PSU Result: LTIP awards of PSUs made for the three-year performance period ended December 31, 2021 were reported in our Proxy Statement at fair value at the time of the grants. These PSU grants were subject to the achievement of goals related to relative TSR and relative ROIC vs. peers.

We determine ROIC by dividing Net Income (adjusted for interest expense, excluding amounts related to securitized debt) by debt and equity (adjusted for securitized debt).

The performance schedule for relative TSR and ROIC is determined by ranking within the peer group. Shown below are the ranks and payout factors at threshold, target and maximum levels and our actual rank for this period:

For 2019 grants, the peer group consisted of 18 companies plus PSEG.

Based on the performance results for that period, as approved by the O&CC, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly, and as recommended by the O&CC and approved by the Board, Mr. Izzo, will receive payment in 2022 of shares of our common stock equal to 80% (see table below) of the grant target.

Determination of Individual Payouts for Executives: Based on these results, participants earned a PSU payout of 80%. The dollar amount of each payout, made in shares of our common stock, is shown below, calculated using the average of the high and low price of our common stock on March 1, 2022, $64.71. These amounts are reported in the Option Exercises and Stock Vested during 2021 Table.

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Compensation Discussion and Analysis – Our Compensation Elements Explained

NEO	PSUs Granted (#)	PSUs Earned (#) (1)	PSUs Payout ($) (1)

Ralph Izzo	83,291	73,814	4,776,518

Daniel J. Cregg	15,769	13,975	904,310

Ralph A. LaRossa	15,769	13,975	904,310

Tamara L. Linde	14,642	12,976	839,680

David M. Daly	12,390	10,980	710,534

(1)	Reflects rounding and includes accrued dividend equivalents earned.

2021 Grants: The structure of the long-term incentive is consistent with the prior grants as described in the Executive Long-Term Incentive section above, in the form of 70% PSUs and 30% RSUs vesting at the end of three years. Payouts, if any, will be based on TSR vs. peers and ROIC vs. peers on the scale below.

Performance vs. Peers	Payout
Rank 5 and Above	200%
Rank 10	100%
Rank 14	20%
Rank 15 and Lower	0%

Note: Chart reports payout scale for 18 peers plus PSEG for a total of 19. This scale could be adjusted if a peer undergoes a change such as being acquired.

The grants included in our Summary Compensation Table were approved in February 2021 for the NEOs. These grants are for the three-year performance period ending December 31, 2023 and are shown in the 2021 Grants of Plan-Based Awards Table. These awards are also reported in the Summary Compensation Table at the grant date fair value.

2022 Compensation Changes

Given the strategic direction of PSEG post completion of the sale of the 6,750 MW fossil generating portfolio and our continued focus on ESG matters, management and the Committee reviewed both the annual and long-term incentive plans.

2022 SMICP Changes: The SMICP was revised to better align with the future state Utility and other businesses of Nuclear, Offshore Wind and Long Island. Notable changes include:

➢	Corporate EPS: Reduced EPS weighting to 65% for all NEOs and added 3-year EPS growth to the LTIP PSU component;

➢	Power: Changed Adjusted EBITDA to Operating Earnings due to the Fossil divestiture and eliminated the Power scorecard;

➢

Corporate Scorecard: Simplified enterprise-wide scorecard (reduced from 25 to 15 metrics) to focus on critical and strategic initiatives measured across four areas of importance: People, Safety, Operations/Reliability, Finance and Environment;

➢	People Strong: Goals emphasize our commitment to diversity, equity, and inclusion both internally and externally.

54    PSEG 2022 Proxy Statement

Compensation Discussion and Analysis – Our Compensation Elements Explained

2022 LTIP for the PSU Component Changes: The PSU components were revised to recognize that we will predominately be a regulated company and are reflective of our commitment to long-term growth, our ESG leadership position and Race to Zero (Carbon Emissions). The metrics for our 2022 – 2024 PSU award are as follows:

➢	40% relative TSR vs. the peer panel;

➢	20% relative ROIC vs. the peer panel;

➢	20% EPS growth; and

➢	20% ESG Priorities
•	Methane reduction target
•	Carbon-free generation target
•	Energy efficiency target - electric
•	Energy efficiency target - gas
•	Sustainalytics ESG Risk Ratings Score

We believe these changes will drive long-term shareholder value through a sustainable, predictable, growth platform. We will provide further detail on our 2022 incentive design in our 2023 proxy statement.

Retirement and Post-Retirement Benefits

Deferred Compensation Plans: We offer a deferred compensation plan to our officers so they can more effectively manage their personal tax obligations. Participants may elect to defer all or any portion of their cash compensation and may choose from among several different investment options based upon the choices available in our 401(k) Plan (except the Company Stock Fund and the Fidelity Brokerage Link Account), as well as a market-based rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate.

We also have a plan that provides officers with the opportunity to defer equity compensation. The election to defer shares underlying an equity award must be made before the services giving rise to the equity award are performed. Deferred shares are held in a Rabbi Trust.

Additional details about these deferred compensation plans are provided in the descriptions following the Non-Qualified Deferred Compensation Table.

Retirement Benefits for Executives: Substantially all employees, including the NEOs, receive certain qualified retirement benefits under one of the Pension Plans, which provides either a Final Average Pay Component or a Cash Balance Component. The nature of the individual’s Pension Plan benefit depends upon the date of hire. Mr. Izzo, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly participate in the Final Average Pay Component as they each began employment before January 1, 1996.

In addition to the qualified plan, we provide certain nonqualified retirement benefits under the Reinstatement Plan and the Supplemental Executive Retirement Income Plan (Supplemental Plan). All of our NEOs participate in the Reinstatement Plan and Mr. Izzo and Mr. LaRossa participate in the additional limited benefit provisions of the Supplemental Plan. As described in the Pension Benefits Table, Mr. Izzo is eligible to receive additional years of credited service.

Additional information is provided in the Pension Benefits Table and the accompanying narrative, below. Amounts reported for 2021 reflect changes in the discount rate as well as actuarial changes, which impacted the benefit calculations.

We also maintain a defined contribution 401(k) Plan and provide a partial employer matching contribution for 401(k) Plan participants. We provide retirees with the opportunity to receive medical benefits with a subsidy available to participants in the Final Average Pay Component of the Pension Plan who meet the eligibility requirements.

Severance and Change-In-Control Benefits for Executives: We provide severance benefits in the event of certain employment terminations to all officers, including the NEOs. All of our NEOs participate in our Key Executive Severance Plan. Mr. Izzo is also eligible for certain other severance benefits, as described under Potential Payments Upon Termination of Employment or Change-In-Control.

We provide severance benefits upon a change-in-control to officers. A change-in-control is by its nature disruptive to an organization and its executives. Executives are frequently key players in the success of organizational change. To assure the continuing performance of these executives and maintain stability and continuity in the face of a possible termination of employment in the event of a change-in-control, we provide a competitive severance package.

Neither our Key Executive Severance Plan nor Mr. Izzo’s severance agreement provide for gross-up payments from us in the event that any NEO or other participant is subject to an excise tax related to receipt of a change-in-control payment. Both the Key Executive Severance Plan and Mr. Izzo’s severance agreement include a “double-trigger” provision on benefits, which are paid

PSEG 2022 Proxy Statement    55

Compensation Discussion and Analysis – Our Compensation Elements Explained

only in the event of termination of employment following a change-in-control. PSU payments, if any, are prorated. No benefits are paid in the event of a termination for cause.

Severance and change-in-control benefits are described under Potential Payments Upon Termination of Employment or Change-in-Control.

Limited Perquisites for Executives

We provide certain perquisites that are reasonably aligned with those of our peers or provide benefit to us, such as providing personal security to executives with a high public profile and allowing executives to be productive while commuting. These include an automobile stipend (and for the CEO, a driver), parking, reimbursement of relocation expenses, annual physical examinations, limited personal and spousal travel including use of aircraft (in accordance with the policy we have established and with CEO approval), home security, limited personal technology, charitable contributions on behalf of the individual, limited club memberships, limited reimbursement of credit card annual fees and limited personal entertainment. These perquisites are described in the 2021 Summary Compensation Table, as applicable.

We do not provide a tax gross-up of personal benefit amounts deemed to be taxable income under federal or state income tax laws and regulations, except for certain relocation expenses, primarily in the case of newly hired executives.

56    PSEG 2022 Proxy Statement

Compensation Discussion and Analysis – Executive Compensation Governance Features and Controls

Executive Compensation Governance Features and Controls

Role of the Compensation Consultant

The O&CC has retained CAP as its independent compensation consultant to provide information, analyses and advice regarding executive and director compensation. CAP reports directly to the O&CC. Select responsibilities include:

Review compensation program and levels	Analyze pay and performance alignment

Provide comparative industry trends and peer data	Ad hoc support on executive compensation matters

CAP may meet with the O&CC in executive session without the presence of management and provides only executive compensation consulting services. In 2021, CAP attended five meetings of the O&CC.

Management also retains a compensation consultant, Pay Governance, to provide market compensation data for our officers, including the NEOs. This data is made available to CAP.

In July 2021, the O&CC reviewed CAP’s independence relative to the following factors:

The O&CC concluded that CAP is independent and no conflicts of interest exist.

Executive Compensation Risk Assessment

In 2021, CAP reviewed our compensation program to assess whether they could encourage excessive risk-taking. The risk assessment included a full inventory of all incentive compensation plans, including their design, metrics, goals and operation and a review of business and operational risks as well as governance and oversight practices and internal controls. Our Vice President and Chief Risk Officer and Senior Vice President, Audit, Enterprise Risk & Compliance, as well as our internal compensation professionals under the supervision of our Senior Vice President - Human Resources & Chief Human Resources Officer & Chief Diversity Officer, provided input into this process as appropriate. Management and CAP reviewed this assessment with the O&CC. Based on this review, the O&CC determined that the programs are appropriately structured and do not encourage excessive risk-taking.

PSEG 2022 Proxy Statement    57

Compensation Discussion and Analysis – Executive Compensation Governance Features and Controls

Our compensation programs include the following risk mitigation features:

•  Strong governance processes and controls in place

•  Multi-year vesting for long-term incentives

•  Multiple dimensions of performance, including: a balanced scorecard that includes, among other factors, ESG goals; EPS (non-GAAP) for corporate financial performance; earnings (non-GAAP) for business unit performance; and key strategic and operational metrics that balance risks

•  Equity compensation and our stock ownership and retention policy discourage a short-term focus

•  A balanced total compensation package that includes a mix of base salary, benefits and annual and long-term incentive

•  Caps on the total amount of incentive compensation that can be earned and paid out annually

•  O&CC oversight of incentive plan formulas, performance measures/goals and corresponding payment scales

•  A robust Clawback policy

Strong Clawback Practice

We have a Clawback Practice that has a three-year look-back and:

•	Applies to all incentive compensation for all non-represented employees

•

Applies in the event of (i) a restatement of financial statements, (ii) recalculation of incentive compensation, in each case resulting from the employee’s misconduct or (iii) an employee’s act or omission that constitutes a material violation of our Standards of Conduct and that results or would have resulted in termination of employment

•	Is administered by the O&CC for officer compensation

Actual LTIP grants may contain additional provisions, such as recoupment for violations of non-compete, non-solicitation or confidentiality agreements. We will adjust the terms of our Clawback Practice as may be needed to comply with appropriate regulations and to reflect leading practices.

Role of the CEO in Executive Compensation

The CEO attends O&CC meetings, other than executive sessions. The CEO recommends changes to the salaries of his direct reports, and any NEO, and recommends LTI award levels. The CEO develops and the O&CC considers these recommendations in the context of each executive’s individual performance, experience in role and competitiveness of salary as well as internal equity among executives. The O&CC believes that the role played by the CEO in this process is appropriate because the CEO is uniquely suited to evaluate the performance of his direct reports.

No Hedging and Pledging

We have a policy that prohibits all employees, including NEOs, other officers and directors, from hedging, short-selling or pledging our common stock. All employees are prohibited from trading in options, puts, calls or other derivative instruments related to PSEG equity or debt securities. They also are prohibited from purchasing our common stock on margin, borrowing against our common stock held in a margin account and or pledging our common stock as collateral for a loan. A direction to exercise and hold, or to exercise and sell, PSEG equity in compliance with an approved Rule 10b5-1 Plan is exempt from the requirement.

Trading Pre-clearance is Required for Directors and Officers

Under our Insider Trading Practice, all of our directors and officers, including the NEOs, are required to obtain pre-clearance from the Office of the General Counsel prior to engaging in any transaction involving our common stock and may only engage in transactions during “open window” periods or pursuant to pre-established plans.

58    PSEG 2022 Proxy Statement

Compensation Discussion and Analysis – Executive Compensation Governance Features and Controls

Stock Ownership and Retention Policy for Executives

Our Stock Ownership and Retention Policy applies to our officers (as shown on the table). The required amount, including vested and unvested RSUs and 401(k) shares, but not unearned PSUs, must be acquired within five years.

Each officer must retain 100%, of all shares, net of taxes, acquired through equity grants, including the vesting of restricted stock or RSU grants, payout of PSU awards and exercise of option grants, until the ownership requirement is met.

All NEOs have met their respective ownership requirement.

Accounting and Tax Implications

The O&CC has considered the effect of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (see Note 20 to the Consolidated Financial Statements included in our 2021 Form 10-K) regarding the expensing of equity awards in determining the nature of the grants under the LTIP.

The O&CC considers the tax-deductibility of our compensation payments as one factor in determining executive compensation. In addition, the O&CC considers other factors in making decisions, as noted in this Executive Compensation section, and retains the flexibility to award compensation consistent with our compensation philosophy and program in the best interests of the Company and our stockholders even if it is not deductible. IRC Section 162(m) generally denies a deduction for federal and state income tax purposes for compensation in excess of $1 million for the CEO and certain other persons named in the Proxy Statement. In December 2020, the Internal Revenue Service (IRS) issued final regulations under IRC 162(m). PSEG recorded taxes based on our interpretation of the relevant statute.

PSEG 2022 Proxy Statement    59

Compensation Discussion and Analysis – Compensation Committee Interlocks and Insider Participation

Compensation Committee Interlocks and Insider Participation

During 2021, each of the following individuals served as a member of the O&CC for all or a portion of the year: Willie A. Deese, Shirley Ann Jackson, David Lilley (Chair), Barry H. Ostrowsky, John P. Surma and Susan Tomasky. No member of the O&CC was an officer or employee or a former officer or employee of any PSEG company. None of our executive officers were “interlocks” meaning none served as a director of or on the compensation committee of any of the companies for which any of these individuals served as an executive officer. No member of the O&CC had a direct or indirect material interest in any transaction with us, other than as described on page 36 under Certain Relationships and Related Person Transactions with respect to Barry H. Ostrowsky.

60    PSEG 2022 Proxy Statement

Executive Compensation Tables – 2021 Summary Compensation Table

EXECUTIVE COMPENSATION TABLES

2021 Summary Compensation Table

The following table summarizes the compensation of our NEOs for the years shown. The NEOs are our CEO, CFO and three most highly compensated executive officers in 2021.

Name and Principal Position(1)	Year	Salary ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6,7&8)	Total ($)
Ralph Izzo	2021	1,421,400	9,100,065	3,621,700	-	65,509	14,208,674
Chairman of the Board, President & CEO	2020	1,421,400	9,100,075	2,348,200	1,335,000	103,579	14,308,254
	2019	1,380,000	7,395,089	2,052,800	2,186,000	60,338	13,074,227

Daniel J. Cregg	2021	714,300	1,750,045	975,000	236,000	33,593	3,708,938
EVP & CFO	2020	680,000	1,620,057	601,800	657,000	29,609	3,588,466
	2019	660,200	1,400,063	599,200	712,000	31,057	3,402,520

Ralph A. LaRossa	2021	810,700	2,400,087	1,327,900	-	34,458	4,573,145
COO (PSEG)	2020	787,000	2,400,064	835,800	928,000	29,400	4,980,264
	2019	737,700	1,400,063	608,600	1,281,000	28,559	4,055,922
Tamara L. Linde	2021	657,800	1,300,019	897,900	179,000	29,660	3,064,379
EVP &	2020	638,600	1,300,025	565,200	686,000	30,416	3,220,241
General Counsel	2019	620,000	1,300,054	562,700	883,000	29,974	3,395,728
David M. Daly	2021	600,000	1,360,046	765,000	139,000	1,126,358	3,990,404
Executive Advisor (PSE&G)	2020	600,000	1,360,018	424,600	511,000	26,744	2,922,362
	2019	569,300	1,100,050	576,500	550,000	26,464	2,822,314

(1)	Effective June 30, 2021, Mr. Daly ceased to hold the position of President of PSE&G and served in a transitional role as Executive Advisor until his employment ended January 3, 2022.
(2)	Amounts shown are based on annualized salary. Mr. Cregg deferred, $143,410, $9,141, and $195,000 of his 2021, 2020 and 2019 salary, respectively (see 2021 Non-Qualified Deferred Compensation Table).
(3)

The amounts shown reflect the grant date fair value of the awards. For a discussion of the assumptions made in valuation, see Note 20 to the Consolidated Financial Statements included in our Form 10-K. 2021, 2020 and 2019 LTIP awards were granted in February of each year. All 2021 awards are shown in the Grants of Plan Based Awards Table and discussed in the Executive Compensation section and consist of PSUs and RSUs. PSU value is shown at the target amount. Actual value of the shares received upon vesting of RSUs depends upon the price of our common stock. Payout value of the PSUs earned at the conclusion of the three-year performance period may be less than or exceed the grant date fair value, dependent upon achieving TSR and ROIC performance factors. More detailed information is provided in the Executive Compensation section. The respective amounts shown below represent the grant date fair value of PSUs at target and maximum amounts.

	2021		2020		2019

	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)

Ralph Izzo	6,370,040	12,740,080	6,370,046	12,740,092	5,176,535	10,353,070

Daniel J. Cregg	1,225,018	2,450,036	1,134,027	2,268,054	980,043	1,960,086

Ralph A. LaRossa	1,680,058	3,360,116	1,680,020	3,360,040	980,043	1,960,086

Tamara L. Linde	910,015	1,820,030	910,021	1,820,042	910,000	1,820,000

David M. Daly	952,020	1,904,040	952,013	1,904,026	770,039	1,540,078

PSEG 2022 Proxy Statement    61

Executive Compensation Tables – 2021 Summary Compensation Table

(4)

As discussed in the Executive Compensation section, amounts awarded were earned under the SMICP and determined and paid in the following year. Mr. Cregg deferred $195,000, $0, and $179,760 of his 2021, 2020 and 2019 SMICP, respectively.

(5)

Includes the change in the actuarial present value of accumulated benefit under Defined Benefit Pension Plans and Supplemental Executive Retirement Plans between calendar years 2021 and 2020, 2020 and 2019, and 2019 and 2018, determined by calculating the benefit under the applicable plan benefit formula for each of the plans, measured at December 31 of each year, based on years of credited service, earnings in effect at the respective measurement dates, applicable interest rates and other assumptions as discussed in Note 14 to the Consolidated Financial Statements included in our Form 10-K. The changes are as follows:

	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)

2021	(388,000)	236,000	(220,000)	179,000	139,000

2020	1,335,000	657,000	928,000	686,000	511,000

2019	2,186,000	712,000	1,281,000	883,000	550,000

Any interest earned under the Deferred Compensation Plan at the prime rate plus 1/2% did not exceed 120% of the applicable long-term rate for any of the NEOs in 2021, 2020 or 2019.
(6)

For 2021, depending on the individual, includes perquisites and personal benefits which include (a) automobile, parking and related expenses, (b) physical examinations, (c) home security systems and services, (d) limited credit card annual fees, (e) limited personal entertainment, (f) limited airline club memberships and (g) charitable contributions. For automobiles, the pro-rata personal usage value of the vehicle lease cost based on the IRS Annual Lease Value Table was used or a stipend; for parking, the market value for the parking space was used; for the driver, actual pro-rata expense was used for the time devoted to CEO commuting and personal use. For all other items, actual expenses were used. No NEO received a perquisite in 2021 that exceeded the greater of $25,000 or 10% of the NEO’s total perquisite and personal benefit amount, except for Ralph Izzo whose perquisite for home security totaled $43,812.

(7)

Under the terms of the Key Executive Severance Plan (KESP), consisting of a severance payment; Health/Welfare Benefits; Outplacement and Education Assistance for Mr. Daly which were accrued and became payable. Refer to Termination without Cause Table on page 73 for details.

(8)	Includes the employer matching contribution to our 401(k) Plan at the same percentage generally available to all non-represented employees. For 2021, these amounts were:

	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)

401(k) Company Match	11,600	11,600	11,600	11,600	11,600

62    PSEG 2022 Proxy Statement

Executive Compensation Tables – 2021 Grants of Plan-Based Awards Table

2021 Grants of Plan-Based Awards Table

The following table provides information on plan-based awards made to our NEOs for 2021.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)

Name and Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Ralph Izzo

SMICP		994,980	1,989,960	3,979,920	-	-	-	-	-

PSUs	02/16/2021	-	-	-	9,721	97,208	194,416	-	6,370,040

RSUs	02/16/2021	-	-	-	-	-	-	47,110	2,730,025

Daniel J. Cregg

SMICP		267,863	535,725	1,071,450	-	-	-	-	-

PSUs	02/16/2021	-	-	-	1,869	18,694	37,388	-	1,225,018

RSUs	02/16/2021	-	-	-	-	-	-	9,060	525,027

Ralph A. LaRossa

SMICP		364,800	729,630	1,459,260	-	-	-	-	-

PSUs	02/16/2021	-	-	-	2,564	25,638	51,276	-	1,680,058

RSUs	02/16/2021	-	-	-	-	-	-	12,425	720,029

Tamara L. Linde

SMICP		246,675	493,350	986,700	-	-	-	-	-

PSUs	02/16/2021	-	-	-	1,389	13,887	27,774	-	910,015

RSUs	02/16/2021	-	-	-	-	-	-	6,730	390,004

David M. Daly

SMICP		225,000	450,000	900,000	-	-	-	-	-

PSUs	02/16/2021	-	-	-	1,453	14,528	29,056	-	952,020

RSUs	02/16/2021	-	-	-	-	-	-	7,041	408,026

(1)	Relates to cash awards under the SMICP and equity awards (PSUs and RSUs) made under the LTIP.
(2)

Represents possible payouts under SMICP for 2021 performance. Threshold represents minimum amount payable, if earned. For payout factors, see the Executive Compensation section. The actual payouts on the awards were determined in February 2022 and paid thereafter, as reported in the 2021 Summary Compensation Table.

(3)	Represents LTIP award of PSUs described below. Threshold represents minimum amount payable, if earned. For additional information, see the Executive Compensation section.
(4)	Represents LTIP award of RSUs described below. For additional information, see the Executive Compensation section.
(5)

Represents the grant date fair value of the equity award. For a discussion of the assumptions made in valuation, see Note 20 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2021.

PSEG 2022 Proxy Statement    63

Executive Compensation Tables – Material Factors Concerning Awards Shown

Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table and Employment Agreements

SMICP

The plan-based awards for annual cash incentive compensation included in the 2021 Summary Compensation Table were paid in 2022 with respect to 2021 performance under the terms of the SMICP. The range of possible awards for each NEO in relation to the NEO’s target award is set forth in the Grants of Plan-Based Awards Table. An explanation of the SMICP and performance goals, measures and performance factors achieved are described under Executive Annual Cash Incentive in the Executive Compensation section.

LTIP

LTIP awards were made to NEOs in February 2021 in the form of RSUs and PSUs. The RSUs cliff vest after three years. The three-year performance period for the PSUs ends December 31, 2023, with payment, if any, made the following year. As explained in the Executive Compensation section, for retirement eligible employees, RSUs vest 1/12th per month in the year awarded and PSUs vest 1/36th per month over the three-year performance period. All of our NEOs are retirement eligible. The range of possible payouts for each NEO in relation to the NEO’s target award is set forth in the table above. Payments of awards granted in February 2019 will be made based on performance for the three-year period that ended on December 31, 2021. Further explanation of PSU payment determination is set forth under Executive Long-Term Incentive in the Executive Compensation section. For additional information about vesting, see Potential Payments Upon Termination of Employment or Change-In-Control.

No stock options have been granted since 2009 and as of December 31, 2021 no stock options are outstanding. No discounted options may be granted and no repricings may be done without stockholder approval.

Employment Agreements

The CEO and each NEO receive an annual salary review and participate in the SMICP, LTIP, Reinstatement Plan and Key Executive Severance Plan. Mr. Izzo has entered into a severance agreement, the terms of which are discussed below under Potential Payments Upon Termination of Employment or Change-in-Control. Mr. Izzo and Mr. LaRossa participate in the Supplemental Plan.

For additional information regarding severance benefit provisions, see Potential Payments Upon Termination of Employment or Change-in-Control.

64    PSEG 2022 Proxy Statement

Executive Compensation Tables – Outstanding Equity Awards at Year-End December 31, 2021 Table

Outstanding Equity Awards at Year-End December 31, 2021 Table

The following table lists all outstanding awards, consisting of PSUs and RSUs, as of December 31, 2021 for our NEOs.

Name	Number of Shares or Units of Stock that have Not Vested (#)(1)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)(3)

Ralph Izzo	-	-	111,106	7,414,104

Daniel J. Cregg	-	-	20,736	1,383,714

Ralph A. LaRossa	-	-	29,303	1,955,389

Tamara L. Linde	-	-	15,872	1,059,139

David M. Daly	-	-	16,605	1,108,052

(1)

The vesting schedule for unvested RSUs is shown below. Dividend equivalents accrue on RSUs at the regular dividend rate and are paid in shares of common stock upon distribution. Because all NEOs are retirement eligible, their annual RSUs are fully vested as RSUs vest 1/12th each month in the year awarded. Amounts vested in 2021 are shown in the Option Exercises and Stock Vested During 2021 Table.

RSU Vesting Schedule
Grant Date	2022 (#)	2023 (#)	2024 (#)	Total (#)

	-	-	-	-

PSEG 2022 Proxy Statement    65

Executive Compensation Tables – Outstanding Equity Awards at Year-End December 31, 2021 Table

(2)

PSUs in the table above are shown at target. PSUs awarded under the LTIP are earned based on a three-year performance period. Payment, if any, is made in the first quarter of the year following the end of the performance period. The vesting schedule below shows the number of unvested PSUs at target and maximum and includes accrued dividend equivalents. Each of the NEOs is retirement eligible. PSUs for retirement eligible NEOs vest 1/36th in their awards each month over the three-year performance period. The amounts shown for those individuals represent 12/36th of their 2020 awards that vest in 2021, 12/36th of their 2021 awards that vest in 2022 and 12/36th of their 2021 awards that vest in 2023. For further explanation of PSUs, see the Executive Compensation section.

	PSU Vesting Schedule
	Grant Date	Target 2022 (#)	Maximum 2022 (#)	Target 2023 (#)	Maximum 2023 (#)	Target Total (#)	Maximum Total (#)

Ralph Izzo	2/18/2020	44,135	88,270	-	-	44,135	88,270
	2/16/2021	33,485	66,970	33,486	66,972	66,971	133,942

						111,106	222,212

Daniel J. Cregg	02/18/2020	7,857	15,714	-	-	7,857	15,714
	02/16/2021	6,439	12,878	6,440	12,880	12,879	25,758

						20,736	41,472

Ralph A. LaRossa	2/18/2020	11,640	23,280	-	-	11,640	23,280
	2/16/2021	8,831	17,662	8,832	17,664	17,663	35,326

						29,303	58,606

Tamara L. Linde	02/18/2020	6,305	12,610	-	-	6,305	12,610
	02/16/2021	4,783	9,566	4,784	9,568	9,567	19,134

						15,872	31,744

David M. Daly	2/18/2020	6,596	13,192	-	-	6,596	13,192
	2/16/2021	5,004	10,008	5,005	10,010	10,009	20,018

						16,605	33,210

(3)	Value of PSUs is shown at target, multiplied by the closing price on the NYSE on December 31, 2021 of $66.73.

66    PSEG 2022 Proxy Statement

Executive Compensation Tables – Option Exercises and Stock Vested During 2021 Table

Option Exercises and Stock Vested During 2021 Table

The following table provides information, as noted, regarding the exercise of stock options by the NEOs in 2021 and the vesting during 2021 of RSUs and PSUs previously granted to the NEOs, under our LTIP.

	Stock Awards
Name	Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ralph Izzo	PSU(1)(2)	73,814	4,776,518
	RSU(3)(4)	48,685	3,248,726
Daniel J. Cregg	PSU(1)(2)	13,975	904,310
	RSU(3)(4)	9,363	624,782
Ralph A. LaRossa	PSU(1)(2)	13,975	904,310
	RSU(3)(4)(5)	46,609	2,807,665
Tamara L. Linde	PSU(1)(2)	12,976	839,680
	RSU(3)(4)	6,955	464,104
David M. Daly	PSU(1)(2)	10,980	710,534
	RSU(3)(4)	7,276	485,550

(1)

The table above shows the total payout value distributed for each of the NEOs for the 2019 grants based on the results of the three-year performance period and our common stock price, as described further in the Executive Compensation section. Each NEO became retirement eligible prior to 2019. Under the LTIP, PSUs vest 1/36th per month of service for retirement eligible participants. We show below for each NEO the number of PSUs, including accrued dividend equivalents, at both target and maximum values, that vested in 2021 with respect to their 2020 and 2021 grants. No dollar values are shown for these as payouts, if any, are dependent on the actual results of the performance metrics and applicable stock prices for the respective performance periods. The number of PSUs, including dividend equivalents, earned, if any, will be determined at the conclusion of the applicable performance periods and reported in the relevant Proxy Statements.

	PSU Grant Date	Granted	Target Vested (#)	Maximum Vested (#)
Ralph Izzo	2/18/2020	123,331	44,135	88,270
	2/16/2021	97,208	33,486	66,972
Daniel J. Cregg	2/18/2020	21,956	7,857	15,714
	2/16/2021	18,694	6,440	12,880
Ralph A. LaRossa	2/18/2020	32,527	11,640	23,280
	2/16/2021	25,638	8,832	17,664
Tamara L. Linde	2/18/2020	17,619	6,305	12,610
	2/16/2021	13,887	4,784	9,568
David M. Daly	2/18/2020	18,432	6,596	13,192
	2/16/2021	14,528	5,005	10,010

(2)

Each of the NEOs had PSUs which vested on December 31, 2021, including accrued dividend equivalents, for the three-year performance period ended that day. The final awards shown in the table were made at 80% of target, as explained in the Executive Compensation section. PSUs earned and value realized reflects rounding. Shares are issued in 2022. Value realized reflects the value of the PSUs on March 1, 2022, the PSU value determination date, using the average of the high and low NYSE stock price of $64.71.

(3)

Represents RSUs that vested for NEOs, each of whom is retirement eligible, at the NYSE closing price of $66.73 on December 31, 2021. RSUs awarded under Mr. LaRossa’s retention award are included, as they vested on January 1, 2021.

(4)

RSUs that vested in 2019 and 2020 due to retirement eligibility were previously reported in our prior years’ Proxy Statements. RSUs that were granted in 2018 were distributed on January 1, 2021 in the following amounts, including DEUs: Mr. Izzo: 47,174 shares, with a value of $2,725,253; Mr. Cregg: 8,105 shares, with a value of $468,205; Mr. LaRossa: 9,455 shares, with a value of $546,217; Ms. Linde: 8,105 shares, with a value of $468,205; Mr. Daly received a distribution of 5,741 shares, with a value of $331,666. Amounts include rounding.

(5)

RSUs awarded under Mr. LaRossa’s retention award are included, as they vested and were distributed on January 1, 2021 in the following amounts, including DEUs: 33,769 shares with a value of $1,950,831. Amounts include rounding.

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Executive Compensation Tables – 2021 Pension Benefits Table

2021 Pension Benefits Table

The following table provides information on the actuarial present value of the NEOs accumulated benefit under each of our pension and retirement plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(4)
Ralph Izzo	Qualified Pension Plan(1)	29.69	2,799,000
	Retirement Income Reinstatement Plan(2)	29.69	8,437,000
	Supplemental Executive Retirement Plan(3)	34.69	4,992,000

			16,228,000

Daniel J. Cregg	Qualified Pension Plan(1)	30.17	1,981,000
	Retirement Income Reinstatement Plan(2)	30.17	2,285,000

			4,266,000

Ralph A. LaRossa	Qualified Pension Plan(1)	36.50	2,390,000
	Retirement Income Reinstatement Plan(2)	36.50	5,414,000
	Supplemental Executive Retirement Plan	36.50	1,030,000

			8,834,000

Tamara L. Linde	Qualified Pension Plan(1)	31.46	2,207,000
	Retirement Income Reinstatement Plan(2)	31.46	2,544,000

			4,751,000

David M. Daly	Qualified Pension Plan(1)	34.86	2,012,000
	Retirement Income Reinstatement Plan(2)	34.86	1,351,000

			3,363,000

(1)	All NEOs participate in the Final Average Pay Component of the Pension Plan, described below. Years shown reflect actual years of service. Each is retirement eligible.
(2)	Years shown reflect actual years of service.
(3)

Mr. Izzo receives five additional years of credited service, for the purpose of retirement benefit calculations under the Supplemental Plan in recognition of prior work experience. Years shown reflect the sum of actual years of service and years credited under the Supplemental Plan. The actuarial present value of accumulated benefits based on actual years of service for Mr. Izzo is $14,570,000 and the actuarial present value of accumulated benefits based on additional years of service for him is $1,658,000.

(4)

Amounts shown represent the actuarial present value of accumulated benefit computed as of the same Pension Plan measurement date used for our financial statements for the year ended December 31, 2021, with these exceptions: (i) NEOs were assumed to retire at the earliest date as of which they would be eligible to receive unreduced benefits; and (ii) no pre-retirement termination, disability or death was assumed to occur. For a discussion of the valuation method and material assumptions applied in quantifying the present value, see Note 14 to the Consolidated Financial Statements included in our Form 10-K.

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Executive Compensation Tables – Qualified and Non-Qualified Pension Plans

Qualified and Non-Qualified Pension Plans

Substantially all employees are eligible to participate in the Pension Plans in either the (i) Final Average Pay Component, (ii) Cash Balance Component, or (iii) Represented Cash Balance Component.

Effective July 1, 2019, certain assets and liabilities were transferred from the Pension Plan to the Pension Plan of Public Service Enterprise Group Incorporated II (Pension Plan II).

•	The Pension Plan is predominantly for inactive participants (i.e., retired participants and terminated vested participants) as of July 1, 2019.

•	The Pension Plan II is predominantly for active participants as of July 1, 2019.

The Pension Plan and Pension Plan II each have three components: (i) Final Average Pay Component, (ii) Cash Balance Component and (iii) Represented Cash Balance Component.

New hires and rehires, on or after July 1, 2019, participate in the Cash Balance Component or Represented Cash Balance Component, as applicable, of Pension Plan II.

The assets of the Pension Plan and Pension Plan II are held under a Master Trust. The assets are tracked separately for each of the two plans. Post-split, both plans continue to be well funded.

Final Average Pay Component

The Final Average Pay Component covers non-represented employees hired prior to January 1, 1996 and represented employees hired prior to January 1, 1997 and provides participants with a life annuity benefit at normal retirement (age 65) pursuant to a formula based upon (a) the participant’s number of years of service and (b) the average of the participant’s five or seven highest years of compensation up to the limit imposed by the IRC.

For non-represented participants, the accrued benefit is calculated under the 5-year final average formula as of December 31, 2011 and added to the 7-year final average pay formula beginning on January 1, 2012. The final average pay formula is as follows:

(i) 1.3% of the lesser of 5 or 7 year final average earnings or $24,600 times years of credited service not exceeding 35 years;

(ii) 1.5% of the amount by which 5 or 7 year final average earnings exceeds $24,600 times years of credited service not exceeding 35 years; and

(iii) 1.5% of 5 or 7 year final average earnings times years of credited service in excess of 35 years.

For represented participants, the benefit is based on the 5-year final average formula.

An additional benefit equal to $4.00 per month (effective January 1, 2018, $5.00 per month for represented employees) for each year of credited service is payable until the retiree reaches age 65.

All active participants are fully vested in their Final Average Pay Component benefit. Benefits are payable on an unreduced basis (i) at age 65, (ii) at age 60, if the participant’s age, plus years of service, equals or exceeds 80 or (iii) at age 55, if the participant has 25 or more years of service. Participants whose age, plus years of service, equals or exceeds 80, but who have not yet met the criteria in (ii) or (iii) may commence their Final Average Pay Component benefits on a reduced basis.

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Executive Compensation Tables – Qualified and Non-Qualified Pension Plans

Cash Balance Component

The Cash Balance Component covers non-represented employees hired or rehired after December 31, 1995 and provides each participant with a life annuity benefit at normal retirement (age 65) equal to the actuarial equivalent of a notional amount maintained for him/her. Participants are eligible for retirement under the Cash Balance Component upon the attainment of age 55 with five or more years of service. Participants’ accounts are credited each year with a percentage of compensation, which is determined based on the participant’s age plus years of service measured at year-end.

Sum of Age and Service	Percentage of Compensation Credited (%)
<30	2.00
30-39	2.50
40-49	3.25
50-59	4.25
60-69	5.50
70-79	7.00
80-89	9.00
90+	12.00

Each participant’s notional amount grows each year with interest credits based on a 6.0% annual rate of interest. Participants are immediately fully vested in their Cash Balance Component benefit upon hire. Represented employees hired after December 31, 1996 are covered by the Represented Cash Balance Component and the benefits provided are the same as the benefits under the Cash Balance Component.

Reinstatement Plan

Certain management and highly compensated employees participate in a nonqualified retirement plan, the Reinstatement Plan, designed to replace earned pension benefits as determined under the Pension Plan formula, but which cannot be paid from the Pension Plan as a result of the IRC mandated limits for qualified plans or the terms of the Pension Plan. The benefits payable under this plan mirror those of the Pension Plan described above except that the compensation considered in computing the benefit (i) will not be limited by qualified plan limits, (ii) will include amounts deferred under the deferred compensation plan, (iii) will include amounts earned under the SMICP and the Management Incentive Compensation Plan (which are not considered under the Pension Plan), (iv) will be limited to 150% of average base salary for the applicable five or seven years for Final Average Pay Component participants and will be limited to 150% of base salary each year for Cash Balance Component participants and (v) will be offset by any benefits received by the participant under the Pension Plan.

Supplemental Executive Retirement Income Plan (Supplemental Plan)

Certain employees receive supplemental limited retirement and death benefits in a nonqualified plan, the Supplemental Plan. In addition, prior to January 1, 2011 certain employees receive additional years of service for the purpose of retirement benefit calculations in recognition of prior allied work experience. The benefit formula mirrors the Reinstatement Plan, except that additional years of service are used. Any benefit payable under the Supplemental Plan is offset by benefits payable under the Pension Plan and the Reinstatement Plan.

Certain participants in the Supplemental Plan receive an additional limited benefit, which is a total target replacement income percentage equal to credited service for qualified pension plan calculation purposes, plus any applicable additional credited service, plus 30, to a maximum of 75%, of an average of covered compensation. Covered compensation used for determining limited benefits under the Supplemental Plan is the same as the covered compensation used under the Reinstatement Plan. The limited benefit provides that the last five or seven years are used to determine final average earnings used in the calculation. The target replacement amount under the limited benefit portion of the Supplemental Plan is reduced by any pension benefits from any previous employers accrued and vested at the time of hire, by the participant’s Social Security benefit at normal retirement age and by the pension benefits provided by each other PSEG retirement benefit plan (qualified plans and non-qualified plans). There is also a death benefit equal to 150% of base compensation if death occurs while the participant is actively employed. Participants are entitled to this benefit only upon (a) retirement under the terms of the component of the Pension Plan in which they participate or (b) death.

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Executive Compensation Tables – 2021 Non-Qualified Deferred Compensation Table

2021 Non-Qualified Deferred Compensation Table

The following table provides information regarding compensation deferred by the NEOs under our Deferred Compensation Plans.

Name		Executive Contributions in Last Fiscal Year (2021) ($)(1)	Registrant Contributions in Last Fiscal Year (2021) ($)	Aggregate Earnings in Last Fiscal Year (2021) ($)(2)	Aggregate Withdrawals/ Distributions (2021) ($)	Aggregate Balance at Last Fiscal Year End (2021) ($)(1)(3)
Ralph Izzo	Deferred Compensation Plan	-	-	241,721	-	11,182,570
	Equity Deferral Plan	-	-	18,324,537	-	115,611,491
Daniel J. Cregg	Deferred Compensation Plan	338,410	-	162,224	-	2,229,444
	Equity Deferral Plan	-	-	95,975	153,556	602,052
Ralph A. LaRossa	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	1,631,769	-	10,294,949
Tamara L. Linde	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	-	-	-
David M. Daly	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	-	-	-

(1)	Amounts shown include, pursuant to the Deferred Compensation Plan, 2021 deferred salary and SMICP earned in 2021 and paid in 2022.
(2)	Reflects earnings and change in value on amount in each individual’s deferred compensation account.
(3)

Includes amounts reported in the Summary Compensation Table in prior-year Proxy Statements for the Deferred Compensation Plan and/or the Equity Deferral Plan, respectively, as follows: Mr. Izzo $7,473,894 and $52,174,454; Mr. Cregg $1,668,705 and no equity deferral as the equity grant was made prior to becoming a CFO; Mr. LaRossa equity deferral of $3,814,439.

Deferred Compensation

Deferred Compensation Plan

Under the Deferred Compensation Plan, participants, including the NEOs, may elect to defer any portion of their cash compensation by making appropriate elections in the calendar year prior to the year in which the services giving rise to the compensation being deferred are rendered. A participant may change an election to defer compensation not later than the date that is the last date that an election to defer may be made.

At the same time a participant elects to defer compensation, the participant must make an election as to the timing and the form of distribution of that year’s deferrals from the Deferred Compensation Plan account. For compensation deferred in 2011 and earlier years distribution may commence (a) on the thirtieth day after the date employment is terminated or, in the alternative, (b) on January 15th of any calendar year following termination of employment elected by him/her, but in any event no later than the later of (i) the January of the year following the year of the participant’s 70th birthday or (ii) the January following termination of employment. For NEOs and other specified employees, distribution of their accounts may not occur earlier than six months following the date of their termination of service. Participants may elect to receive the distribution of their Deferred Compensation account in the form of one lump-sum payment, annual distributions over a five year period or annual distributions over a ten year period.

With respect to compensation deferred in 2012 and future years, participants may elect to commence distribution of a particular year’s deferrals (a) six months following termination of employment or (b) a specified number of years following termination of employment. Participants may elect to receive distribution of their deferrals under the Deferred Compensation Plan in the form of a lump-sum payment or annual distributions over a period of three to fifteen years.

Under the scheduled future date distribution feature, participants may elect to receive a specific plan year’s deferral balance on a specified date as early as three years after the beginning of the year in which the deferrals are made. Distributions are paid in a lump sum within 90 days from the date elected regardless of whether the participant is employed by us on the payment date.

Participants may change their distribution elections as to future years’ deferrals. Participants may also make changes of their distribution elections with respect to prior years’ deferrals provided that (a) any such new distribution election is made at least one year prior to the previously selected commencement date or (b) the new commencement date is at least five years later than the previously selected commencement date.

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Executive Compensation Tables – Deferred Compensation

Amounts deferred under the Deferred Compensation Plan are credited with earnings based on (a) the performance of one or more of the investment portfolio funds available to employees under our 401(k) plans (except the Company Stock Fund and the Fidelity Brokerage Link Account) or (b) at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate, in the percentages selected by the participant. Participants who fail to provide a designation of investment funds will accrue earnings on their accounts at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate. Participants may change their investment elections on a daily basis.

For 2021, the one-year rates of returns as of December 31, 2021 for the funds offered as computed by the recordkeeper of the Deferred Compensation Plan were as follows:

Rates of Return

Funds		Target Retirement Funds

Stable Value	1.59%	Target Retirement Income	5.23%

Diversified Bond	(1.60)%	Target Retirement 2015	5.74%

Intermediate Duration Bond	(1.36)%	Target Retirement 2020	8.21%

Large Company Stock Index	28.67%	Target Retirement 2025	9.86%

Mid-Cap Index	24.51%	Target Retirement 2030	11.44%

International Developed Markets Index	11.47%	Target Retirement 2035	13.10%

Small-Cap Index	17.72%	Target Retirement 2040	14.67%

Money Market	(0.01)%	Target Retirement 2045	16.27%

Other		Target Retirement 2050	16.58%

Prime Plus 1/2%	2.21%	Target Retirement 2055	16.58%

		Target Retirement 2060	16.56%

		Target Retirement 2065	16.49%

Equity Deferral Plan

Participants in our Equity Deferral Plan may defer receipt of all or a portion of the shares of our common stock underlying future equity awards under the LTIP. Deferral elections must be made during an annual enrollment period prior to the date that services giving rise to the awards are performed. Deferral elections under the Equity Deferral Plan are irrevocable.

Individuals may make changes to their distribution elections provided that (a) any such new distribution election is made at least one year prior to the previously selected commencement date or (b) the new commencement date is at least five years later than the previously selected commencement date.

Generally, at the time a participant elects to defer, the participant must make an election as to the timing of payment of the deferred shares. Distributions will be made in a lump sum. Distributions may commence (a) on a specified date occurring between the third anniversary and the fifteenth anniversary of the date that the shares otherwise would have been distributed to the participant (b) upon termination of employment or (c) the earlier of (a) and (b). For NEOs and other specified employees, distribution may not occur earlier than six months following the date of termination of employment. Participants will receive shares on the applicable distribution date. We hold the deferred shares in a Rabbi Trust. The dividends attributable to the deferred shares are reinvested in common stock and distributed at the same time that the deferred shares are distributed to the participants. Participants are not permitted to direct the trustee of the Rabbi Trust to vote the deferred shares.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL

Termination without Cause

Mr. Izzo’s severance agreement provides for certain benefits if he is terminated without cause (a willful failure to perform his duties) or resigns for good reason (a reduction in pay, position or authority) during the term of this agreement. He would be paid a benefit of two times base salary and target bonus, as well as a prorated payment of the SMICP target incentive award for the year of termination. His welfare benefits would be continued for two years, unless he is sooner employed. Any unvested equity awards would be forfeited. The agreement provides that Mr. Izzo will be prohibited from competing with, and from recruiting employees from, us or our subsidiaries or affiliates, for certain periods after termination of employment. Violations of these provisions require a forfeiture of certain benefits.

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Potential Payments Upon Termination of Employment or Change-in-Control – Termination without Cause

Our Key Executive Severance Plan provides severance benefits to Mr. Izzo, Mr. Cregg, Mr. LaRossa, Ms. Linde, Mr. Daly and to certain of our other key executive-level employees whose employment is terminated without cause. Participants must agree to restrictive covenants including confidentiality, non-competition and non-solicitation. Termination for cause includes certain violations of our performance, behavioral and value expectations for executives.

Also under the Key Executive Severance Plan, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly are entitled to certain severance benefits in the event that their employment was terminated without cause other than in a change-in-control situation. In such event, they would be entitled to 1.0 times their annual base salary plus their target bonus, as well as a prorated payment of their SMICP target incentive award for the year of termination and certain outplacement services, educational assistance, health care and life insurance coverage. The Key Executive Severance Plan further provides that any unvested equity awards would be accelerated or forfeited in accordance with the terms of the individual’s grants under the LTIP and/or employment agreement.

Assuming a termination without cause or for a reduction in force or reorganization had occurred on December 31, 2021, each of the NEOs would have received the following additional benefits:

Termination without Cause	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)

Severance	6,822,720	1,250,025	1,540,330	1,151,150	1,050,000

Pro Rata Bonus (SMICP)	1,989,960	535,725	729,630	493,350	450,000

Unvested Restricted Stock Units	-	-	-	-	-

Performance Share Unit Payout	-	-	-	-	-

Health/Welfare Benefits	62,069	11,740	26,974	23,745	19,112

Outplacement	50,000	25,000	25,000	25,000	25,000

Education Assistance	3,000	3,000	3,000	3,000	3,000

Aggregate Payments	8,927,749	1,825,490	2,324,934	1,696,245	1,547,112

Assuming a termination due to death or disability had occurred on December 31, 2021, each of the NEOs would have received the following additional benefits:

Termination Upon Death or Disability	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)

Unvested and Vested Restricted Stock Units(1)	39,134	7,337	10,318	5,593	5,849

Performance Share Unit Payout	-	-	-	-	-

Death Benefit Under Supplemental Plan(2)	2,132,100	-	1,216,050	-	-

Aggregate Payments	2,171,234	7,337	1,226,368	5,593	5,849

(1)

All annually granted RSUs for all NEOs, each of whom are retirement eligible, were vested at December 31, 2021. Amounts shown for them represent the difference in present value of the accelerated payout at December 31, 2021.

(2)	Includes an additional death benefit under the Supplemental Plan equal to 1.5 times base salary.

Change-In-Control

Under our Key Executive Severance Plan, if Mr. Izzo, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly is terminated without cause or resigns for good reason within two years after a change-in-control, the individual will receive (1) three times (two times for Mr. Cregg, Ms. Linde and Mr. Daly) the sum of the NEO’s salary and target incentive bonus, (2) a pro rata bonus based on the NEO’s target annual incentive compensation, (3) accelerated vesting of equity-based awards, except for PSUs, which vest pro rata, based on target, (4) a lump sum payment equal to the actuarial equivalent of the NEO’s benefits under all of our retirement plans in which the individual participates calculated as though the NEOs remained employed for three years (two years for Mr. Cregg, Ms. Linde and Mr. Daly) beyond the date employment is terminated less the actuarial equivalent of such benefits on the date employment terminates (reported in the table below as Enhanced Retirement Benefit for pension-related amount and as Retiree Medical Increase for amount due for retiree medical benefits), (5) three years (two years for Mr. Cregg, Ms. Linde and Mr. Daly) continued welfare benefits, (6) one year of PSEG-paid outplacement services and (7) vesting of any compensation previously deferred. Payments are limited to an amount that would not give rise to an excise tax liability under applicable IRS provisions, currently 2.99 times the individual’s average W-2 compensation for the period. Amounts above that limit are forfeited. Potential payments are shown in the Change-in-Control Termination Table.

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Potential Payments Upon Termination of Employment or Change-in-Control – Change-in-Control

Assuming a termination without cause or resignation with good reason had occurred on December 31, 2021 following a change-in-control, each of the NEOs would have received the following benefits:

Change-in-Control Termination	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)

Severance	10,234,080	2,500,050	4,620,990	2,302,300	2,100,000

Pro Rata Bonus (SMICP)	1,989,960	535,725	729,630	493,350	450,000

Unvested and Vested Restricted Stock Units(1)	39,134	7,337	10,318	5,593	5,849

Performance Share Unit Payout	8,124,778	1,478,359	2,142,856	1,160,746	1,214,308

Enhanced Retirement Benefit	-	669,000	271,000	428,000	540,000

Retiree Medical Increase	-	-	-	-	-

Health/Welfare Benefits	105,110	25,795	92,928	62,851	43,391

Outplacement	50,000	25,000	25,000	25,000	25,000

Education Assistance	3,000	3,000	3,000	3,000	3,000

Parachute Payments Forfeited	(1,429,503)	(255,314)	-	-	(669,077)

Aggregate Payments	19,116,559	4,988,952	7,895,722	4,480,840	3,712,471

(1)

All annually granted RSUs for all NEOs, each of whom are retirement eligible, were vested at December 31, 2021. Amounts shown for them represent the difference in present value of the accelerated payout at December 31, 2021.

A NEO would not be eligible for any payments under the Key Executive Severance Plan, either prior to or following a change-in-control, if the NEO voluntarily terminated employment (other than for good reason as described above under Termination Without Cause) or if employment was terminated for cause.

In the case of a NEO’s retirement or termination of employment on account of death or disability, the Key Executive Severance Plan provides that the NEO would be entitled to accrued pay through the date of termination and prorated payment of that NEO’s target incentive award for the year of termination.

Change-in-control provisions under the Key Executive Severance Plan generally mean the occurrence of any of the following events:

•	Any person is or becomes the beneficial owner of our securities representing 25% or more of the combined voting power of our then outstanding securities; or

•	A majority of the Board is replaced without approval of the current Board; or

•

There is consummated a merger or consolidation of us, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to the merger continuing to represent at least 75% of the combined voting power of the securities of us or the surviving entity immediately after the merger or consolidation; or

•	Our stockholders approve a plan of complete liquidation or dissolution of us or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets.

For additional information regarding the provisions of LTIP awards, see Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table and Employment Agreements.

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Pay Ratio

PAY RATIO

We have calculated the ratio of our CEO’s compensation to that of our median employee. In doing so, we reviewed a comparison of our CEO’s annual total compensation for 2021 to that of all other employees in 2021, using the same methodology and elements of compensation as we used in determining the total compensation shown for our CEO in the Summary Compensation Table that appears on page 61. The median employee was determined using internal payroll records of income reported on IRS Form W-2, which is a consistently applied compensation measure, as provided by the applicable SEC provisions. We believe that the pay ratio shown below is a reasonable estimate calculated in a manner consistent with those provisions. We note that our calculation does not include all elements of our employee compensation package, such as health insurance and other benefits generally applicable to all employees.

For 2021, for purposes of this pay ratio disclosure, the compensation of our median employee was $146,034 and the compensation of our CEO was $14,208,674. The ratio of CEO to median employee pay was approximately 97:1.

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Ratification of Auditor

The Audit Committee has appointed Deloitte & Touche LLP of Parsippany, NJ, as the independent auditor for the fiscal year ending December 31, 2022, because it believes that doing so is in the best interests of the Company and its stockholders. The responsibilities of the independent auditor include auditing our financial statements and our internal controls over our financial reporting. Deloitte (or its predecessors) has performed the annual audit of the books of account of PSEG (and its predecessors) since 1934. PSEG derives many benefits from the long-term relationship, including:

•	Enhanced audit quality due to a deep understanding of our business, accounting policy and practices and internal controls; and

•	Efficient fee structures due to experience and a familiarity with our Company and industry.

As recommended by the Board, we ask you to ratify this appointment.

Representatives of Deloitte plan to be present at the 2022 Annual Meeting. They will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Vote required: An affirmative vote requires a majority of the votes cast, excluding abstentions and shares withheld for which no instructions are given and are not voted.

  THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

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Ratification of Auditor – Oversight of the Independent Auditor

OVERSIGHT OF THE INDEPENDENT AUDITOR

The Audit Committee is solely responsible for the appointment, termination, compensation and oversight of the work of PSEG’s independent registered public accounting firm, Deloitte. The Audit Committee also annually reviews its independence, performance, the selection of the lead engagement partner and reports on its performance by the Public Company Accounting Oversight Board and peer reviewers. Under applicable accounting requirements, there is a mandatory rotation of the lead engagement partner every five years. The current lead engagement partner was appointed in 2018. The Audit Committee discusses with the independent auditor the audit and any issues encountered. Additional information about the Audit Committee’s responsibilities appears above in the section on the Audit Committee on page 20.

Pre-Approval of Services

In accordance with its charter, the Audit Committee annually pre-approves all audit and non-audit services to be provided by our independent auditor subject to predetermined limits set for each category of service. The annual pre-approval of services and predetermined limits is documented in an Audit Committee resolution.

During the year, circumstances may arise when it becomes necessary to engage the independent auditor for additional services. For those instances, the Chair of the Audit Committee has been authorized to approve fees and services in excess of those authorized in the resolution. The Chair is required to report any such authorizations to the Audit Committee at its next meeting.

Fees Billed by Deloitte for 2021 and 2020

The table below shows the fees paid to Deloitte during or in connection with 2021 and 2020. All fees billed by and paid to Deloitte were negotiated by management under the direction of our CFO with the oversight and approval of the Audit Committee.

	Years ended December 31
	2021	2020
Description of Professional Service	(millions)

Audit Fees - The audit fees were incurred for audits of our annual consolidated financial statements and those of our subsidiaries, including our Annual Reports on Form 10-K, reviews of financial statements included in our quarterly reports on Form 10-Q and for services rendered in connection with certain financing transactions, statutory and regulatory filings and fees for accounting consultations related to the application of new accounting standards and rules.	$7.3	$7.4

Audit Related Fees - The audit related fees primarily related to performing certain attest services.(1)	-	-

Tax Fees - The tax fees relate to tax compliance and tax advice for preparation of various state and foreign corporate returns and assistance with filing tax refund claims.	0.2	0.2

All Other Fees - nonrecurring fees related to advisory benchmarking support	0.1	-

(1) In 2021, nonrecurring audit related services of $0.8M were provided as part of a dual engagement with LS Power related to the audit of PSEG Solar Source as requested by LS Power in relation to LS Power’s acquisition of PSEG Solar Source. We were fully reimbursed for the costs incurred and the services were not provided to, or on behalf of, the Company.

PSEG 2022 Proxy Statement    77

Ratification of Auditor – Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of PSEG’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of PSEG’s internal audit function and independent auditor and PSEG’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see the Audit Committee on page 20 and our Audit Committee Charter, which is posted on our website at: https://corporate.pseg.com/aboutpseg/leadershipandgovernance/boardofdirectors/committeedescriptions.

It is not the duty of the Audit Committee to prepare PSEG’s financial statements, to plan or conduct audits or to determine that PSEG’s financial statements are complete and accurate and are in accordance with GAAP in the United States. PSEG’s management is responsible for preparing PSEG’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of PSEG in conformity with GAAP in the United States.

In performing our oversight role, we have reviewed and discussed PSEG’s audited financial statements with management and with Deloitte and Touche LLP (Deloitte), PSEG’s independent registered public accounting firm for 2021.

We have further discussed with Deloitte the matters required to be discussed under applicable Public Company Accounting Oversight Board (PCAOB) standards.

We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.

Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in PSEG’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Members of the Audit Committee:

Susan Tomasky, Chair	David Lilley
Willie A. Deese	Barry H. Ostrowsky
Laura A. Sugg	Alfred W. Zollar

February 14, 2022

78    PSEG 2022 Proxy Statement

Annual Meeting, Voting and Procedures

Proxy Statement

This Proxy Statement is provided by us on behalf of the Board. A proxy is a person you have legally designated to vote the stock you own. We are asking you to designate as proxies the individuals named by us on the proxy card, voting instruction form or electronic instruction associated with this Proxy Statement to vote at the 2022 Annual Meeting of Stockholders scheduled to be held on April 19, 2022 and at all adjournments or postponements of that meeting. For instructions on how to vote, please see Proxy Card and Voting of Shares section below.

The mailing address of our principal executive offices is 80 Park Plaza, Newark, NJ 07102, telephone (973) 430-7000. Our Internet website is https://corporate.pseg.com.

Annual Report on Form 10-K

We have provided without charge to each person solicited by means of this Proxy Statement a copy of our Form 10-K for 2021, which has been filed with the SEC, including a list briefly describing the related exhibits. You may request copies of the exhibits by writing to: Vice President—Investor Relations, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102. The Form 10-K is also available on our website https://investor.pseg.com/financial-information/sec-filings.

Delivery of Documents and Internet Availability

We use several different methods to deliver the Proxy Statement and voting materials to you, including the U.S. Mail and the Internet. Each stockholder receives a proxy card, voting instruction form or electronic instructions for voting. For detailed information on how to vote, see Proxy Card and Voting of Shares below.

One Copy per Household

We have sent only a single copy of our Annual Report to Stockholders, including our Form 10-K and Proxy Statement, to any household with two or more stockholders having the same last name and address unless one of the stockholders has requested individual copies. This householding saves our Company printing and delivery costs. If you share an address with another stockholder and receive only a single copy of one of those documents, you may request an additional copy or delivery of a separate copy in the future by writing to the above address or contacting us at (973) 430-8249.

Electronic Delivery

Stockholders may choose to no longer receive printed copies of our Annual Report, Form 10-K and Proxy Statement and instead receive and view them electronically over the internet. If you would like to receive these documents, as well as other stockholder communications and materials, electronically in the future and save us the cost of printing and mailing them to you, you may do so by following the instructions at the websites shown on page i, under Future Electronic Delivery. If your shares are held in the name of a bank or broker, please follow that organization’s instructions for electronic delivery. You may also follow the instructions provided for future electronic delivery if you vote via the Internet.

If you receive our future Proxy Statements, Annual Reports and Forms 10-K electronically over the Internet, you will receive each year an e-mail message containing the Internet address to access these documents. The e-mail will also include instructions for voting via the Internet as you will not receive a separate proxy card.

PSEG 2022 Proxy Statement    79

Annual Meeting, Voting and Procedures

Stockholder Engagement and Communications with the Board

You, as a stockholder, and other interested parties, have a variety of channels for expressing your views to the Board:

•	You may communicate directly with the Board, including the Lead Director and other independent directors, by writing to:

Justin B. Incardone, Secretary

Public Service Enterprise Group Incorporated

80 Park Plaza, T4B, Newark, NJ 07102

Please indicate who should receive the communication. Unless the context otherwise requires, the Secretary will provide the communication to the Lead Director and to the Chair of the Board committee most closely associated with the nature of the request. The Secretary has the discretion not to forward communications that are commercial advertisements, other forms of soliciting material or billing complaints. All communications are available to any member of the Board upon request.

•	Voting for Directors – you have the opportunity to vote for the election of all of our directors on an annual basis.

•	Say-On-Pay – you have the opportunity to cast an advisory vote each year on our executive compensation program.

•	Director Nominations – you have the opportunity to recommend nominees for election to the Board in accordance with our By-Laws.

•	Shareholder Proposals – you may submit proposals intended for inclusion in our Proxy Statement, in accordance with SEC rules.

•	Proxy Access – subject to the applicable criteria, stockholders may nominate and include in our Proxy Statement director candidates.

•	Engagement – we dialogue with a variety of our stockholders throughout the year, including at meetings of our major stockholders and at investor conferences.

Stockholder Nominations and Proxy Access

The Corporate Governance Committee will consider stockholders’ recommendations for nominees for election to the Board. The Corporate Governance Committee utilizes the same criteria to evaluate all potential nominees, including those recommended by stockholders or other sources. Our By-Laws require that stockholder nominations must be delivered to the Company’s Secretary at least 90 days in advance of an Annual Meeting of Stockholders. With respect to an election to be held at a special meeting of stockholders for the election of directors, advance notice of the nomination must be delivered to the Company’s Secretary no later than the close of business on the seventh day following the date on which notice of the meeting is first given to stockholders. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the advance notice procedure contained in our By-Laws.

In order for a stockholder’s proposed nominee to be included in the Company’s Proxy Statement pursuant to the proxy access provisions of our By-Laws, the proposal must be received by the Company’s Secretary no earlier than 150 days and no later than 120 days prior to the anniversary of the mailing date of the Company’s Proxy Statement in the prior year. The proxy access provisions of our By-Laws permit an eligible stockholder (or a group of no more than 20 eligible stockholders) owning 3% or more of the Company’s common stock continuously for at least three years to nominate director candidates representing up to 25% of the Board, and, upon the eligible stockholder’s satisfaction of certain conditions as outlined in our By-Laws, require us to include the proposed nominees in our Proxy Statement and proxy card for the Annual Meeting of Stockholders. These proxy access provisions were adopted by the Board in 2015. In its consideration of proxy access, the Board engaged with a number of our significant stockholders and reviewed the published positions of other significant stockholders. Following these outreach efforts, the Board amended our By-Laws in order to provide meaningful proxy access rights to stockholders who are representative of the long-term interests of our Company.

Each nomination discussed above must be submitted in writing to Justin B. Incardone, Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102. Nominations must be made in compliance with the procedures and requirements set forth in our By-Laws and accompanied by the written consent of the nominee to serve if nominated and elected and by biographical material and the applicable requirements of the SEC to permit evaluation of the recommended nominee.

80    PSEG 2022 Proxy Statement

Annual Meeting, Voting and Procedures

Annual Meeting

This year we will be holding our Annual Meeting virtually and no physical location will be available.

Attendance

Our Annual Meeting will be held virtually on April 19, 2022 at 1:00 PM Eastern Time.

•  You have the right to attend virtually the Annual Meeting if you are a stockholder of record, beneficial owner whose shares are held of record by a bank, a broker or a participant in one of the plans noted below.

• If you plan to attend the virtual Annual Meeting, you will need to register in advance at register.proxypush.com/peg

Holders of record of the 502,077,935 shares of common stock outstanding on February 18, 2022 will have one vote per share. A quorum will consist of the holders of common stock entitled to cast a majority of the votes at the Annual Meeting, present at the virtual meeting or represented by proxy. All cast votes will be counted. Abstentions and broker non-votes will not be counted other than for the purpose of establishing a quorum. All votes will be tabulated by an independent inspector of elections.

Election of Directors under Proposal 1 is subject to our majority vote requirement described below. The Advisory Vote on the Approval of Executive Compensation in Proposal 2 is advisory and non-binding, whether or not approved by a majority of the votes cast. The affirmative vote of a majority of the votes cast is needed for Ratification of the Appointment of Independent Auditor under Proposal 3.

Majority Voting for Election of Directors

Our By-laws provide that in an uncontested election, each director shall be elected by a majority of the votes cast with respect to the director. A majority of votes cast means that the number of shares cast for a director’s election exceeds the number of votes cast against that director. We do not include as votes cast (i) shares which are marked withheld, (ii) abstentions and (iii) shares as to which a stockholder has given no authority or direction.

As provided in the Governance Principles, the Board has adopted a policy whereby any incumbent director receiving a majority vote against must promptly tender an offer of resignation. As a result, in uncontested elections, the Board will nominate for election or re-election as a director only candidates who have agreed promptly to tender a letter of resignation in the event that the number of shares voted for that director does not exceed the number of shares voted against that director. If an incumbent director fails to receive the required majority vote, the Corporate Governance Committee will consider the matter and then make a recommendation to the Board as to whether or not to accept the resignation. The Board will make the determination on whether or not to accept the recommendation of the Corporate Governance Committee.

Failure to Receive a Majority Vote

Under our Governance Principles, a director who fails to receive a majority vote in an uncontested election shall not participate in the recommendation of the Corporate Governance Committee or the determination of the Board with respect to the director’s resignation letter or that of any other director in regard to that year’s Annual Meeting election. The director may, however, participate in other matters of the Board and its various committees to the fullest extent to which the director would otherwise be permitted in accordance with applicable law and the Governance Principles. If a majority of the Corporate Governance Committee fails to receive a majority vote, then the remaining independent directors will determine whether to accept one or more of the applicable resignations. If three or fewer independent directors do not receive a majority vote in the same election, then all independent directors may participate in any discussions or actions with respect to accepting or rejecting the resignation offers (except that directors may not vote to accept or reject their own resignation offers).

In evaluating tendered resignations, the Corporate Governance Committee and the Board may consider all factors they deem relevant, including, but not limited to, the stated reason(s) for the against vote, the impact that the acceptance of the resignation would have upon our compliance with applicable law or regulation, the potential triggering of any change in control or similar provision in contracts, benefit plans or otherwise, the qualifications of the director and the director’s past and anticipated future contributions to us.

The Corporate Governance Committee and the Board may consider possible remedies or actions to take in lieu of or in addition to accepting or rejecting of the resignation, such as development and implementation of a plan to address and cure the issues underlying the failure to receive a majority vote.

Following the Board’s determination, we will publicly disclose the decision and, as applicable, the reasons for accepting or rejecting the resignation. To the extent that the Board accepts one or more resignations, the Corporate Governance Committee may recommend to the Board, and the Board will then determine, whether to fill any vacancy.

PSEG 2022 Proxy Statement    81

Annual Meeting, Voting and Procedures

Proxy Card and Voting of Shares: How to Vote

Stockholders of Record

Every vote is important. We urge you to vote whether or not you plan to attend the Annual Meeting. You may specify your choices by marking the appropriate boxes on the enclosed proxy card. Once done, kindly sign, date and return the accompanying proxy card or you may vote your proxy using the toll-free telephone number listed on the proxy card or via the Internet at the electronic address provided on the Notice of Annual Meeting of Stockholders and also listed on the proxy card. When a proxy card is returned properly dated and signed, or properly voted telephonically or electronically, the shares represented by the proxy will be voted by the persons named as proxies in accordance with the voting stockholder’s directions. If you are a stockholder of record, your shares will not be voted unless you provide a proxy by return mail, telephonically or electronically.

Shares Held in Plans

•

Enterprise Direct: The proxy card includes any shares registered in the names shown on the proxy in Enterprise Direct (our dividend reinvestment and stock purchase plan). If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board. If you vote telephonically or electronically, you should follow the directions given during the call or on the computer screen. If no instructions are received from you with respect to any shares held in Enterprise Direct, the administrator of the plan will vote those shares in accordance with the recommendations of the Board.

•

PSEG Employee Stock Purchase Plan (ESPP): If you are a participant in the ESPP, you will receive a separate voting instruction form from the administrator of the plan. If no instructions are received from you with respect to any shares held in the ESPP, the administrator of the plan may vote those shares in accordance with the recommendations of the Board for routine proposals only, such as ratification of the independent auditor, but will not vote those shares on non-routine matters such as election of director nominees and the advisory vote on executive compensation.

•

PSEG Employee Benefit Plans: If you are a participant in the Thrift and Tax-Deferred Savings Plan or the Employee Savings Plan of PSEG (PSEG Savings Plans) or either of the two Incentive Thrift Plans (Incentive Thrift Plans) of Long Island Electric Utility Servco LLC, a subsidiary of PSEG Long Island, you will receive a separate proxy card from the respective plan’s trustee for shares that have been allocated to your accounts. The trustee will vote the shares of common stock beneficially owned by you under the respective plan in accordance with your instructions. If no instructions are received with respect to the PSEG Savings Plans, the shares will not be voted. If no instructions are received with respect to the Incentive Thrift Plans, the respective trustee will vote your shares in the same proportion as those shares as to which it receives instructions from other participants in the plan in which you participate.

Shares Held by Banks or Brokers

If your shares are held in the name of a bank or broker, you should follow the voting directions on the instruction form received from your bank or broker. For such shares, while the availability of telephone or Internet voting will depend on the processes of your bank or broker. In accordance with the rules of the NYSE, if no instructions are received from you by a bank or broker with respect to your shares, the bank or broker may use its discretion to vote your shares that are held by it only in regard to Proposal 3: Ratification of the Appointment of Independent Auditor and the shares will not be voted on the other proposals presented in this Proxy Statement.

Revoking a Proxy

You may revoke a proxy given in the form of the card that accompanies this Proxy Statement or a vote made telephonically or electronically. Appearing at the Annual Meeting will not revoke a proxy you have given unless you file a written notice of revocation with the Secretary of PSEG prior to the voting of the proxies at the Annual Meeting or you vote the shares subject to the proxy by written ballot. The Secretary’s mailing address is: Corporate Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102.

Solicitation

The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by us. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees, none of whom will be directly compensated for these services, in person or by telephone, electronically or by facsimile. We have also retained Alliance Advisors to assist in the distribution and solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of these services to us is approximately $21,500 plus reimbursement of expenses.

82    PSEG 2022 Proxy Statement

Annual Meeting, Voting and Procedures

Date for Submission of Stockholder Proposals

In accordance with SEC rules, stockholders may submit proposals intended for inclusion in the Proxy Statement in connection with our 2022 Annual Meeting of Stockholders. Proposals should be sent to: Corporate Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102 and must be received by November 10, 2022.

Proxy Voting Authority

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the enclosed proxy card or their substitutes will vote their proxies in accordance with their best judgment. As of the date of this Proxy Statement, the Board and management did not know of any other matters that might be presented for stockholder action at the Annual Meeting.

If we are not notified by January 24, 2022 of any proposal intended to be presented for consideration at the 2022 Annual Meeting of Stockholders, then the persons named by us shall have discretionary voting authority with respect to such proposal if presented at that Annual Meeting.

The named proxies may vote at their discretion for any replacement nominee if any nominee named in this Proxy Statement withdraws, resigns or otherwise does not stand for election.

Voting Tabulation Results

Proxies and ballots will be received and tabulated by an independent inspector of elections. We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the date of the Annual Meeting. After it is filed, the Form 8-K will be available on our website at https://investor.pseg.com/sec-filings and on the SEC’s website at www.sec.gov

PSEG 2022 Proxy Statement    83

Appendix: A Reconciliations

APPENDIX A

For a comprehensive assessment of the Company’s performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021, which can be found on our website https://investor.pseg.com/financial-information/sec-filings and on the SEC’s website, www.sec.gov. A copy of our Form 10-K has been provided to each person solicited by means of this Proxy Statement.

Operating Earnings (Non-GAAP) and Adjusted EBITDA (Non-GAAP) Reconciliations

Public Service Enterprise Group Incorporated
	Year Ended December 31
	2021	2020	2019	2018	2017
Reconciling Items	($ millions, Unaudited)

Net Income (Loss)	$(648)	$1,905	$1,693	$1,438	$1,574
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax(a) (PSEG Power)	(178)	(231)	(255)	144	(133)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(b) (PSEG Power)	620	81	(285)	117	167
Plant Retirements, Dispositions and Impairments, pre-tax (PSEG Power)(c)	2,940	(122)	402	(51)	975
Goodwill Impairment, pre-tax (PSEG Power)	-	-	16	-	-
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	-	2	-	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	10	-	58	8	77
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(d)	(891)	106	37	(74)	(427)
Tax Reform	-	-	-	-	(745)

Operating Earnings (non-GAAP)	$1,853	$1,741	$1,666	$1,582	$1,488

Fully Diluted Average Shares Outstanding (in millions)(e)	504	507	507	507	507

	($ Per Share Impact – Diluted, Unaudited)

Net Income (Loss)	$(1.29)	$3.76	$3.33	$2.83	$3.10
(Gain) Loss on NDT Fund Related Activity, pre-tax(a) (PEG Power)	(0.35)	(0.46)	(0.50)	0.28	(0.26)
(Gain) Loss on MTM, pre-tax(b) (PSEG Power)	1.23	0.16	(0.56)	0.23	0.33
Plant Retirements, Dispositions and Impairments, pre-tax (PSEG Power)(c)	5.83	(0.24)	0.79	(0.10)	1.92
Goodwill Impairment, pre-tax (PSEG Power)	-	-	0.03	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	0.02	-	0.11	0.02	0.15
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(d)	(1.77)	0.21	0.08	(0.14)	(0.84)
Share Differential(e)	(0.02)	-	-	-
Tax Reform	-	-	-	-	(1.47)

Operating Earnings (non-GAAP)	$3.65	$3.43	$3.28	$3.12	$2.93

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income (Loss) instead of Other Comprehensive Income (Loss).

(b)	Includes the financial impact from positions with forward delivery months.

(c)	2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power’s debt and other non-cash debt extinguishment costs.

(d)

Income tax effect calculated at 28.11% statutory rate for 2021 to 2018 and 40.85% statutory rate for 2017, except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit (ITC) recapture related to the sale of PSEG Solar Source, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate.

(e)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, “Share Differential,” has been added to the year to date results to reconcile the two EPS calculations.

PSE&G
	Year Ended December 31
	2021	2020	2019	2018	2017
Reconciling Items	($ millions, Unaudited)

Net Income	$1,446	$1,327	$1,250	$1,067	$973
Tax Reform	-	-	-	-	(10)

Operating Earnings (non-GAAP)	$1,446	$1,327	$1,250	$1,067	$963

A-1    PSEG 2022 Proxy Statement

Appendix: A Reconciliations

PSEG Power LLC

	Year Ended December 31

	2021	2020	2019	2018	2017

Reconciling Items	($ millions, Unaudited)

Net Income (Loss)	$(2,056)	$594	$468	$365	$479

(Gain) Loss on NDT Fund Related Activity, pre-tax(a)	(178)	(231)	(255)	144	(133)

(Gain) Loss on MTM, pre-tax(b)	620	81	(285)	117	167

Plant Retirements, Dispositions and Impairments, pre-tax(c)	2,940	(122)	402	(51)	975

Goodwill Impairment, pre-tax	-	-	16	-	-

Oil LOCOM adjustment, pre-tax	-	2	-	-	-

Income Taxes related to Operating Earrings (non-GAAP) reconciling items, excluding Tax Reform(d)	(888)	106	63	(73)	(395)

Tax Reform	-	-	-	-	(588)

Operating Earnings (non-GAAP)	$438	$430	$409	$502	$505

Depreciation and Amortization, pre-tax(e)	247	360	372	346	333

Interest Expense, pre-tax(e)(f)	75	118	114	72	48

Income Taxes(e)	136	82	140	139	286

Adjusted EBITDA (non-GAAP)	$896	$990	$1,035	$1,059	$1,172

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income (Loss) instead of Other Comprehensive Income (Loss).

(b)	Includes the financial impact from positions with forward delivery months.

(c)	2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power’s debt and other non-cash debt extinguishment costs.

(d)

Income tax effect calculated at 28.11% statutory rate for 2021 to 2018 and 40.85% statutory rate for 2017, except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional ITC recapture related to the sale of PSEG Solar Source.

(e)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.

(f)	Net of capitalized interest.

PSEG Enterprise/Other

	Year Ended December 31
	2021	2020	2019	2018	2017

Reconciling Items	($ millions, Unaudited)

Net Income (Loss)	$(38)	$(16)	$(25)	$6	$122

Lease Related Activity, pre-tax	10	-	58	8	77

Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(a)	(3)	-	(26)	(1)	(32)

Tax Reform	-	-	-	-	(147)

Operating Earnings (non-GAAP)	$(31)	$(16)	$7	$13	$20

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.

Management uses Operating Earnings and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) in addition to its Net Income (Loss) reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings and Adjusted EBITDA are non-GAAP financial measures that differ from Net Income (Loss). Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Management believes non-GAAP Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to, the presentation of Net Income (Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in the tables above may not be comparable to similarly titled measures used by other companies.

PSEG 2022 Proxy Statement    A-2

THE PSEG VISION: POWERING PROGRESS To power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. OUR MISSION: Be a positive force in a changing world by providing an infrastructure to access safe, affordable, reliable and cleaner energy; Work toward a carbon-free economy; Empower the lives of our customers, our communities, our workforce and other stakeholders; and Embrace diversity and inclusion, and promote equitable and ethical behavior. PSEG CORE COMMITMENTS SAFETY We put safety first. INTEGRITY We do what’s right. CONTINUOUS IMPROVEMENT We aspire to achieve excellence. DIVERSITY, EQUITY AND INCLUSION We treat all individuals with dignity and respect. CUSTOMER SERVICE We keep customers at the heart of everything we do. HIGHLIGHTS OF PSEG’S 2021 ACHIEVEMENTS ACROSS ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) CRITERIA ENVIRONMENTAL STEWARDSHIP Accelerated vision for net-zero climate emissions by 20 years, to 2030 Committed to U.N.-backed Race to Zero climate campaign, committing to developing science-based targets, including Scopes 1,2 and 3 emissions Eliminated coal from generating fleet with retirement of Bridgeport Harbor 3 Completed the sale of PSEG Fossil’s 6,750 MW generation assets Acquired 25% equity stake in Ocean Wind, New Jersey’s first offshore wind project Ensured Zero Emission Certificate support for New Jersey’s nuclear fleet through 2025 Launched three Clean Energy Future initiatives: $1 billion for energy efficiency, $707 million for smart meters, $166 million for electric vehicle infrastructure SOCIAL RESPONSIBILITY Established LGBTQ+ Inclusion Pledge PSEG Foundation contributions totaled more than $8 million Expanded PSEG Foundation support for Historically Black Colleges and Universities to $1 million Increased purchases with diverse suppliers to 30% of total spend, sixth consecutive record year of increasing spend Named to 2021 Best Employers for Diversity, Veterans lists by Forbes Named to 2021 Best Companies for Multicultural Women by Seramount Published first PSEG Diversity, Equity & Inclusion Report ETHICAL GOVERNANCE Published first combined Sustainability and Climate Report Named to Dow Jones Sustainability Index — North America for 14th consecutive year Named 2021 Public Company Board of the Year by National Association of Corporate Directors, New Jersey chapter Named top-ranked utility among America’s Most Responsible Companies 2022 by Newsweek Named one of America’s 250 Best-Managed Companies by the Wall Street Journal Named one of The JUST 100, America’s Most JUST Companies

EQ Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” Items 1-3.

1.	ELECTION OF DIRECTORS:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST		ABSTAIN

1.1	Ralph Izzo	☐	☐	☐	1.6	Barry H. Ostrowsky	☐	☐		☐

1.2	Susan Tomasky	☐	☐	☐	1.7	Valerie A. Smith	☐	☐		☐

Please fold here – Do not separate

1.3	Willie A. Deese	☐	☐	☐	1.8	Scott G. Stephenson	☐	☐		☐

1.4	Jamie M. Gentoso	☐	☐	☐	1.9	Laura A. Sugg	☐	☐		☐

1.5	David Lilley	☐	☐	☐	1.10	John P. Surma	☐	☐		☐

					1.11	Alfred W. Zollar	☐	☐		☐

2.	Advisory vote on the approval of executive compensation					☐ For	☐	Against	☐	Abstain

3.	Ratification of the appointment of Deloitte & Touche LLP as Independent Auditor for the year 2022					☐ For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date	Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Public Service Enterprise Group Incorporated

2022 Annual Meeting of Stockholders

April 19, 2022 at 1:00 p.m. ET via Live Webcast

To register for the virtual meeting along with voting your shares, please follow the instructions below:

•

Visit register.proxypush.com/peg on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure your browser is compatible.

•	Enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•

After registering, you will receive a confirmation e-mail and a second e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

For electronic delivery of future proxy materials, please visit www.proxyconsent.com/peg.

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Stockholders

The 2022 Proxy Statement and the 2021 Annual Report to Stockholders are available at: www.pseg.com/annualmeeting

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (PSEG)

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

April 19, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PSEG

The undersigned hereby appoints Susan Tomasky and Ralph Izzo, and each or either of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of PSEG to be held on April 19, 2022 and at all adjournments or postponements thereof, upon all matters which may properly come before the meeting or any adjournment or postponement thereof, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

Shares represented by this proxy will be voted in accordance with recommendations of the Board of Directors of PSEG as stated on the reverse side, unless otherwise indicated on the reverse, in which case they will be voted as marked. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

Please mark your proxy on the reverse side,

sign and date it, and return it promptly in the envelope provided.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/peg	1-866-883-3382
Use the Internet to vote your proxy.	Use a touch-tone telephone to vote your proxy.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by April 18, 2022.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.